Exhibit 10.1

EXECUTION VERSION

OPTION AGREEMENT

BY AND BETWEEN

470 4th AVENUE INVESTORS LLC,

a New York limited liability company, Owner,

AND

470 4TH AVENUE FEE OWNER, LLC,

a Delaware limited liability company,

as Optionee

470 4th Avenue, Brooklyn, New York 11215

As of September 8, 2017

OPTION AGREEMENT

THIS OPTION AGREEMENT (hereinafter sometimes referred to as the “Agreement”) is hereby made and entered into as of the 8th day of September, 2017 (the “Option Effective Date”) by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Owner” or “Grantor”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (hereinafter referred to as the “Optionee”).

RECITALS

A.           Grantor is the owner of: (a) that certain piece, parcel or tract of land located in the County of Kings, City and State of New York, as more fully described on Exhibit “A” annexed hereto and made a part hereof, and known as 470 4th Avenue, Brooklyn, New York 11215, together with (i) all easements, covenants, agreements, rights, privileges, development rights and appurtenances thereto and (ii) all right, title and interest, if any, of the Grantor in and to any land lying in the bed of any street, road or avenue open or proposed in front of or adjoining said premises to the centerline thereof, and all right, title and interest of the Grantor in any award made or to be made in lieu thereof and in and to any unpaid award for damage to said premises by reason of change of grade of any street (the “Land”); (b) certain development rights and other rights and benefits conveyed to Grantor’s predecessor in title pursuant to a Zoning Lot Development and Easement Agreement dated February 4, 2014 and recorded on February 26, 2014 as CRFN 2014000070415 (the “Excess Development Rights”); (c) the building (the “Building”), structures, improvements, fixtures, facilities, installations and other systems of every kind and description now or hereinafter in, on, over and under the Land (hereinafter collectively, the “Improvements”; and together with the Land and Excess Development Rights, collectively, the “Option Subject Premises”); (d) all furniture, furnishings, equipment, machinery, appliances and any other tangible personal property of every kind and description in, on, over and under the Option Subject Premises owned by Grantor and not owned by tenants under the Leases (as hereinafter defined) (collectively, the “Personal Property”) as more particularly set forth on Exhibit “F” attached hereto; (e) the management, service equipment, supply, security, maintenance, concession or other agreements with respect to or affecting the Option Subject Premises (collectively, the “Service Agreements”) which are then in effect and not terminated as of the Closing Date (as defined in the Purchase and Sale Agreement); (f) any and all guaranties, licenses, approvals, certificates, permits, consents, authorizations, variances and warranties relating to the Option Subject Premises (collectively, the “Permits and Licenses”); (g) all right, title and interest of Grantor in and to the Leases; (h) any and all logos, designs and any other intellectual property rights, related to the Option Subject Premises (the “Intangible Property”) ((a) through (h) above hereinafter collectively called the “Option Property”). Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the purchase and sale agreement annexed hereto and made a part hereof as Exhibit “B” (the “Purchase and Sale Agreement”).

B.           Grantor desires to grant Optionee an option (the “Option”) to purchase the Option Property upon the terms and conditions set forth below and in the Purchase and Sale Agreement.

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NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.          GRANT OF OPTION. The Owner, in consideration of the Option Deposit (as hereinafter defined) and other good and valuable consideration received from Optionee, receipt of which is hereby acknowledged, hereby grants to Optionee the Option to purchase, upon and pursuant to the terms set forth herein, the Option Property.

1.1           THE OPTION PERIOD. The Option shall run and be exercisable, upon and subject to the terms and conditions set forth herein, for a period commencing on February 1, 2018 and expiring at 11:59 p.m. on February 28, 2018 (the “Option Period”). The Optionee shall have no right or entitlement to an extension of the Option Period (except as otherwise provided in Section 1.4 hereof). No later than five (5) business days after receipt of the Option Exercise Notice (as hereinafter defined) from Optionee, and in all events prior to the Closing Date, to the extent changes to such exhibits are required due to actions taken in accordance with the terms hereof after the date hereof and prior to the date of the Option Exercise Notice, Owner shall deliver to Optionee and Escrow Agent updated Exhibits D and F and Schedule 5.01(l) to the Purchase and Sale Agreement (the “Updated Exhibits and Schedules”) consistent with the terms of this Agreement and the Purchase and Sale Agreement.

1.2           EXERCISE OF OPTION. The Option may be exercised at any time during the Option Period, and prior to the expiration of the Option Period, by written notice (the “Option Exercise Notice”) from Optionee to Owner and Escrow Agent (as hereinafter defined) in accordance with the Notice provisions set forth in Section 9 below, which notice to Escrow Agent shall be accompanied by two (2) original copies of the Purchase and Sale Agreement executed by Optionee (“Optionee’s Signatures”). Escrow Agent shall hold Optionee’s Signatures in escrow pending receipt of the Updated Exhibits and Schedules from Owner. The date Escrow Agent receives the Updated Exhibits and Schedules from Owner as aforesaid shall be deemed the “Effective Date” under the Purchase and Sale Agreement, as defined therein. Owner and Optionee acknowledge that Owner has heretofore executed two (2) original and undated copies of the Purchase and Sale Agreement and delivered the same in escrow to Escrow Agent. On the Effective Date, the Purchase and Sale Agreement shall be in full force and effect and Escrow Agent is authorized, without any further action being required by either party, to date the Purchase and Sale Agreement as of the Effective Date and take all necessary action to assemble two original copies of the Purchase and Sale Agreement, together with the Updated Exhibits and Schedules attached, and release such copies from escrow by delivering one (1) original copy of the Purchase and Sale Agreement to each of Owner and Optionee. Escrow Agent shall have no authority to release the Purchase and Sale Agreement from escrow prior to the Effective Date for any reason whatsoever. Notwithstanding the foregoing, within two (2) business days after written request therefor from Optionee (which request shall be made no earlier than the Effective Date), Owner shall execute two (2) original fully-compiled and complete counterparts of the Purchase and Sale Agreement (containing the Updated Exhibits and Schedules) and deliver same to Optionee.

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1.3           PURCHASE PRICE. The purchase price (“Purchase Price”) for the Option Property is EIGHTY ONE MILLION AND 00/100 ($81,000,000.00) DOLLARS, payable in accordance with the terms and conditions of this Agreement and the Purchase and Sale Agreement, except that Optionee shall pay to the Title Company (as hereinafter defined), as escrow agent hereunder (“Escrow Agent”), no later than the first business day following the date upon which this Agreement is fully executed by Owner and Optionee, EIGHT MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,100,000.00) (together with any interest and earnings on all such amounts, the “Option Deposit”) by wire transfer of immediately available federal funds, which amount shall be held in escrow by the Escrow Agent and applied to the Purchase Price at Closing (as defined in the Purchase and Sale Agreement). At the Closing under the Purchase and Sale Agreement, Optionee shall deliver the Purchase Price, minus the Option Deposit, and plus or minus adjustments as hereinafter provided, representing the balance of the Purchase Price, to be paid by wire transfer of immediately available federal funds, to accounts specified by Owner at a bank or banks designated by Owner.

1.4           FAILURE TO EXERCISE OPTION. In the event that the Optionee fails to exercise the Option during the Option Period in accordance with the terms and conditions set forth in Section 1.2 above, then, in such event, Owner shall send Optionee written notice of such failure. If such failure continues for five (5) business days following Optionee’s receipt of such notice, then: (i) Owner shall have no obligation to sell, transfer or assign the Option Property to Optionee under any terms or circumstances whatsoever; (ii) the Purchase and Sale Agreement shall remain ineffective and of no legal force or effect, and the parties shall have no enforceable rights or obligations to one another thereunder, without notice or presentment required; (iii) the parties shall have no further obligations to one another under this Agreement; and (iv) Optionee shall forfeit all rights and claims to the Option Deposit and Escrow Agent shall promptly deliver the Option Deposit to Grantor. Grantor expressly waives its right to seek any other damages in the event of any default by Optionee hereunder. If Optionee fails to exercise the Option during the Option Period but cures such failure within the five (5) business day period referenced above, then the provisions of Section 1.2 in respect of the timely exercise of the Option shall be applicable as if Optionee timely exercised the Option; provided that the Scheduled Closing Date (as defined in the Purchase and Sale Agreement) shall mean the later of (x) February 28, 2018 or (y) the fifth (5th) business day to occur after Optionee cures such failure.

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2.          INSPECTION ACCESS. During the period prior to Closing, Optionee, personally or through its authorized agent or representative, shall be entitled upon reasonable advance notice and at reasonable times to Owner to enter upon the Option Subject Premises during normal business hours and shall have the right to make such non-invasive investigations, including, without limitation, appraisals, engineering studies, Phase I environmental studies and underwriting analyses, as Optionee deems necessary or advisable, subject to the following limitations: (a) such access shall be subject to the rights of tenants and shall not violate any law or otherwise interfere, in any material respect, with the development or operations of the Option Property or otherwise expose Owner to a material risk of liability; (b) Optionee shall give Owner written notice at least one (1) business day before conducting any inspections or communicating with any property management, marketing or leasing personnel or agents, and a representative of Owner shall have the right to be present when Optionee or its representatives conduct investigations on the Option Subject Premises or communicate with property management, marketing or leasing personnel or agents (Owner agreeing to make its representative available for such purpose upon reasonable notice); (c) neither Optionee nor its representatives shall interfere with the use, development, occupancy or enjoyment of Owner or any tenants, subtenants or other occupants of the Option Subject Premises or their respective employees, contractors, customers or guests, in any material respect; (d) Optionee shall use commercially reasonable efforts to perform all on-site due diligence reviews on an efficient basis; (e) Optionee shall, at Optionee’s sole cost and expense, promptly repair any damage to the Option Subject Premises or any portion thereof caused by inspections made by Optionee or any its affiliates, agents or representatives pursuant hereto, failing which Owner may perform such repairs and Optionee shall promptly reimburse Owner for the reasonable cost thereof; and (f) prior to Optionee, or its employees and agents, entering on the Option Subject Premises, Optionee shall deliver to Owner a certificate of liability insurance with a combined single limit for bodily injury and property damage of a least $3,000,000.00 and naming Owner as additional insured against liabilities, damages, or claims for bodily injury, death or property damage resulting from such entry. Further, Owner agrees to make available to Optionee, or to its duly authorized agents or representatives, all due diligence that Optionee may reasonably request, including, without limitation, copies of all Leases, Service Agreements, Permits and Licenses, and all applicable books and records relating to the Option Property and the operation, construction, and maintenance thereof to the extent that such materials are in Owner’s possession or control. Such items may be examined at reasonable times during normal business hours upon prior reasonable notice to Owner. Optionee hereby indemnifies Owner against and agrees to defend and hold Owner harmless from all actual third party costs, expenses, claims, demands, causes of action, and suits of any nature whatsoever, to the extent directly resulting from or arising out of Optionee’s inspections of the Option Subject Premises (provided, however, such indemnification and agreement to defend and hold harmless shall not apply to the mere discovery of a pre-existing environmental or physical conditions, the non-negligent aggravation of pre-existing environmental or physical conditions on, in, under or about the Option Subject Premises, any existing violations of law or any negligence or willful misconduct of Owner or its agent or representative). In no event shall Optionee be responsible for any consequential, punitive or special damages. The obligations of Optionee under this Section 2 shall survive Closing and any termination of this Agreement, any other provision hereof to the contrary notwithstanding.

3.          DESTRUCTION, DAMAGE OR CONDEMNATION.

3.1           Casualty. Owner shall keep in effect until Closing its present hazard insurance. The risk of any loss by fire or other casualty or by the taking of the Option Subject Premises or any part thereof by eminent domain shall be assumed solely by Owner until Closing; provided, however, if all or any part of the Improvements are damaged by fire or other casualty occurring on or after the Option Effective Date and prior to the Closing Date, whether or not such damage affects a material part of the Improvements, then:

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(a)          if the estimated cost of repair or restoration is less than or equal to five percent (5%) of the Purchase Price, and the casualty is fully covered by insurance (other than the deductible with respect thereto), neither party shall have the right to terminate this Agreement and, if Optionee shall exercise the Option, the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price. In such event, (A) Owner shall assign to Optionee and Optionee shall have the right to make a claim for and to retain all of Owner’s interest in Owner’s casualty insurance policies including, without limitation, any casualty insurance proceeds received or receivable under the casualty insurance policies in effect with respect to the Option Subject Premises on account of such physical damage or destruction, (B) Optionee shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy and (C) Owner shall deliver to Optionee any insurance proceeds theretofore received by Owner less the amounts reasonably and actually expended by Owner to collect any such insurance proceeds or to remedy any unsafe conditions at the Option Subject Premises in compliance with applicable law.

(b)          if the estimated cost of repair or restoration exceeds five percent (5%) of the Purchase Price, or the casualty is not fully covered by insurance (other than the deductible with respect thereto), Optionee shall have the option, exercisable on or prior to the Casualty Election Date (as defined below), time being of the essence, to terminate this Agreement by delivering notice of such termination to Owner, whereupon the Option Deposit shall be returned to Optionee and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other in respect thereof except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this Section 3.1(b) shall occur and Optionee shall not timely elect to terminate this Agreement, then, if Optionee shall exercise the Option, Optionee and Owner shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price. In such event, (A) Owner shall assign to Optionee and Optionee shall have the right to make a claim for and to retain all of Owner’s interest in Owner’s casualty insurance policies including, without limitation, any casualty insurance proceeds received or receivable under the casualty insurance policies in effect with respect to the Option Subject Premises on account of such physical damage or destruction, (B) Optionee shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy and (C) Owner shall deliver to Optionee any insurance proceeds theretofore received by Owner less the amounts reasonably and actually expended by Owner to collect any such insurance proceeds or to remedy any unsafe conditions at the Option Subject Premises in compliance with applicable law.

(c)          The estimated cost to repair and/or restore shall be established by estimates obtained from independent contractors jointly selected by Optionee and Owner, each acting reasonably.

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(d)          The provisions of this Section 3.1 supersede any law applicable to the Option Subject Premises governing the effect of fire or other casualty in contracts for real property. Any disputes under this Section 3.1 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration in accordance with Exhibit “C”.

(e)          “Casualty Election Date” means the tenth (10th) business day following Optionee’s receipt of the estimates as described in clause (c) above.

(f)          Owner shall not settle any casualty insurance claim without first obtaining Optionee’s consent thereto (which consent shall not be unreasonably withheld, delayed or conditioned).

3.2           Condemnation. If, prior to the Closing Date, any part of the Option Subject Premises is taken (other than a temporary taking), or if Owner shall receive an official notice from any governmental authority having eminent domain power over the Option Subject Premises of its intention to take, by condemnation or eminent domain proceeding, all or any part of the Option Subject Premises (a “Taking”), then Owner shall so notify Optionee (the “Taking Notice”), which Taking Notice shall describe the portion(s) of the Option Subject Premises which will or might be taken, and the following provisions shall apply:

(a)          if such Taking involves no portion of the Improvements, less than five percent (5%) of the Land and does not render any portion of the Option Subject Premises unusable for its current or intended purpose or inaccessible as determined by an independent architect jointly selected by Owner and Optionee, each acting reasonably, neither party shall have any right to terminate this Agreement, and, if Optionee shall exercise the Option, the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price; provided, however, that Owner shall, on the Closing Date, (A) assign and remit to Optionee the net proceeds of any award or other proceeds of such Taking which may have been collected by Owner as a result of such Taking less the reasonable out-of-pocket expenses incurred by Owner in connection with such Taking and (B) to the extent that the award or other proceeds shall not have been collected, deliver to Optionee an assignment of Owner’s right to any such award or other proceeds which may be payable to Owner as a result of such Taking (it being understood that Optionee shall reimburse Owner for the reasonable out-of-pocket expenses incurred by Owner in connection with such Taking).

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(b)          if such Taking involves any portion of the Improvements, more than five percent (5%) of the Land or renders the Option Subject Premises unusable for its current purpose or inaccessible as determined by an independent architect jointly selected by Owner and Optionee, each acting reasonably, Optionee shall have the option, exercisable on or prior to the Condemnation Election Date (as defined below), time being of the essence, to terminate this Agreement by delivering notice of such termination to Owner, whereupon the Option Deposit shall be returned to Optionee and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other in respect thereof except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this Section 3.2(b) shall occur and Optionee shall not timely elect to terminate this Agreement, then, if Optionee shall exercise the Option, Optionee and Owner shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Owner by reason of such Taking; provided, however, that Owner shall, on the Closing Date, (A) assign and remit to Optionee the net proceeds of any award or other proceeds of such Taking which may have been collected by Owner as a result of such Taking less the reasonable out-of-pocket expenses incurred by Owner in connection with such Taking and (B) to the extent that the award or other proceeds shall not have been collected, deliver to Optionee an assignment of Owner’s right to any such award or other proceeds which may be payable to Owner as a result of such Taking (it being understood that Optionee shall reimburse Owner for the out-of-pocket reasonable expenses incurred by Owner in connection with such Taking).

(c)          The provisions of this Section 3.2 supersede any law applicable to the Option Subject Premises governing the effect of condemnation in contracts for real property.

(d)          “Condemnation Election Date” means the tenth (10th) business day following Optionee’s receipt of an independent architect’s determination as described in clause (b) above.

4.          TITLE AND CONVEYANCE.

4.1           On the Closing Date, the Option Subject Premises shall be conveyed by Bargain and Sale Deed Without Covenant Against Grantor’s Acts (the “Deed”) in proper form for recording (and otherwise in accordance with the terms of the Purchase and Sale Agreement), which shall be properly executed and acknowledged so as to convey to Optionee all of Grantor’s right, title and fee simple interest to the Option Property, subject only to the following (the “Permitted Encumbrances”) as the same may be modified in accordance with Sections 4.3 and 4.4:

(a)          Real estate taxes, water charges and sewer rents not yet due and payable;

(b)          The leases, if any, entered into by Grantor as of the Closing Date in accordance with Section 7.1(a) herein (individually referred to herein as a “Lease” and, collectively, as the “Leases”); provided that all rights of tenants under such Leases shall be “as tenants only”;

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(c)          State of facts reflected on that survey made by NY Land Surveyor P.C. dated August 27, 2008 and last revised June 13, 2017 with respect to the Option Property (the “Survey”);

(d)          Rights, if any, pursuant to written agreements of utility companies to operate and maintain lines, cables, pipes, poles and distribution boxes in, over and upon the Option Subject Premises;

(e)          Building and zoning laws, restrictions, ordinances, codes and regulations affecting the Option Subject Premises, and all amendments and additions thereto now or which will be in force and effect on the Closing Date;

(f)          Violations of laws, regulations, ordinances, orders or requirements, if any, noted or issued by any governmental or municipal department or authority having jurisdiction over the Option Subject Premises, including, but not limited to, sidewalk notices and violations, elevator violations, boiler violations, fire violations, environmental violations, sanitary violations and other building violations, and any conditions constituting such violations, although not so noted or issued (“Violations”), provided that Grantor shall (i) pay at Closing such amounts required to satisfy all of the foregoing including, without limitation, any interest and penalties thereon to the extent any of the foregoing shall then be a lien or shall be in a determined monetary amount and (ii) discharge, prior to Closing, all liens relating to Violations (or Owner may escrow sufficient funds with the Title Company such that any exception for such liens is omitted from the Optionee’s title insurance policy in respect of the Option Subject Premises (the “Optionee’s Title Policy”)); provided further that nothing contained herein shall be deemed to limit or affect Owner’s representations and warranties and covenants specifically set forth in this Agreement or the Purchase and Sale Agreement, if any;

(g)          Unpaid installments of assessments not due and payable on or before the Closing Date;

(h)          Any lien or encumbrance (including, without limitation, any mechanics’ and materialmen’s lien) the removal of which is the obligation of a commercial tenant pursuant to its Lease (a “Tenant’s Mechanic’s Lien”);

(i)          The temporary certificate of occupancy (the “TCO”) issued to the Option Subject Premises provided same complies with the requirements of Exhibit “L” hereto;

(j)          The matters described in Exhibit “D” attached hereto and made a part hereof; and

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(k)          The exceptions to the form of title policy or “marked-up” title commitment employed by the Title Company (as hereinafter defined) set forth on Schedule B of such form of title policy or “marked-up” title commitment attached hereto as Exhibit “I” and made a part hereof.

Title to the Option Subject Premises shall be such as will be insured by Fidelity National Title Insurance Company (the “Title Company”) pursuant to the standard stipulations and conditions of the most current standard ALTA form of Owner’s Title Insurance Policy in use in the State of New York, subject only to the Permitted Encumbrances. In the event the Title Company selected by Optionee pursuant to the first sentence of this Section 4.1 fails or refuses to insure title for any reason or no reason, Optionee or Grantor (in the event that Optionee fails to exercise its right to substitute) may substitute First American Title Insurance Company, Stewart Title Insurance Company, or Chicago Title Insurance Company, in which event such substitute title company shall, for purposes of this Agreement, be the Title Company.

4.2           [Intentionally omitted].

4.3           Prior to the Closing, Optionee may obtain an update of the Title Company’s commitment to insure the Optionee’s title to the Option Subject Premises subject only to those matters set forth in Section 4.1 of this Agreement (the “Commitment”) and a further update of the Survey (and shall reasonably promptly after receipt forward such update, or cause such updated Commitment and/or Survey to be forwarded, to Owner’s counsel). Within five (5) business days after receipt of any such update, and in any event prior to the Closing Date, Optionee shall provide written notice to Owner of any exception to title or Survey item in such update that is first appearing which is not a Permitted Encumbrance, and to which Optionee objects as permitted in accordance with the terms of this Agreement. Any timely objection Optionee makes to any updated Commitment or Survey which is not a Permitted Encumbrance is deemed a “Title Objection”. Within five (5) business days after Optionee notifies Owner of a given Title Objection, Owner shall advise Optionee in writing whether or not Owner intends to cure such Title Objection; provided, however, Owner shall be obligated in any event to cure any and all Mandatory Liens. In the event Owner notifies Optionee that Owner does not intend to cure such Title Objection (other than a Mandatory Lien), Optionee shall have the right, as its sole remedy, to be exercised within five (5) business days after receipt of such notice from Owner (time being of the essence), to terminate this Agreement by written notice to Owner and receive the Option Deposit, and thereafter neither party shall have any rights or obligations hereunder other than those rights and obligations expressly stated herein to survive the termination of this Agreement. If Optionee does not so elect in writing to terminate this Agreement, then Optionee shall remain obligated hereunder and shall accept title to the Option Property subject to such Title Objection (which shall be deemed a Permitted Encumbrance). In the event Owner is unable to eliminate any Title Objection by the Closing Date, unless the same is waived by Optionee in writing, Owner may adjourn the Closing Date for a reasonable period or periods not to exceed thirty (30) days in the aggregate (the “Title Cure Period”), in order to attempt to eliminate such exception. Subject to Owner’s adjournment right above, Owner shall at its expense cause any matter which is the subject of a Mandatory Lien to be bonded or otherwise discharged of record by the Closing. “Mandatory Liens” shall mean the following: (i) all mortgages recorded against or otherwise secured by the Option Property and related UCC filings and assignments of leases and rents and other evidence of indebtedness secured by the Option Property; (ii) liens or encumbrances voluntarily created or permitted by Owner or its affiliates; (iii) judgments against Owner and/or any encumbrance or matter to the extent any of them shall then be a lien and shall be in a determined monetary amount; and (iv) mechanics’, materialmans’ and other similar statutory liens (excluding any Tenant’s Mechanic’s Lien), subject to Section 4.9.

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4.4           Subject to Owner’s obligations in respect of Mandatory Liens, if Owner does not eliminate any objection to title that is not a Permitted Encumbrance, then Optionee shall have the right to either (i) terminate this Agreement, in which event the Option Deposit, and all interest accrued thereon, shall be returned to Optionee; or (ii) waive the objection to title and close the purchase of the Option Property; provided that in the case of any Mandatory Liens that are not cured by Closing, Optionee shall also have the options to close the purchase of the Option Property and have the Purchase Price reduced by such amount required to satisfy the Mandatory Liens, including any interest and penalties thereon or obtain specific performance with respect thereto.

4.5           If Owner shall adjourn the Closing Date in accordance with Section 4.3 in order to cure Optionee’s Title Objections, Owner shall, upon the satisfactory cure thereof, promptly reschedule the Closing Date upon written notice to Optionee to a date that occurs five (5) business days after notice to Optionee (the “New Closing Notice”) (which New Closing Notice shall be provided to Optionee within two (2) business days after Owner cures the title objection in question).

4.6           Each party shall deliver or cause to be delivered to the other party or to the Title Company such duly executed and acknowledged or verified certificates and other instruments respecting its power and authority to perform the obligations hereunder, the due authorization thereof by appropriate proceedings and the authority of the officer or other representatives acting for it at the Closing, as counsel for the Title Company may reasonably request.

4.7           Unpaid franchise taxes of any corporation in the chain of title shall not constitute an objection to title, provided, that at Closing, (i) Grantor makes such deposit or guarantee as might be reasonably required by the Title Company, (ii) the policy of title insurance issued by the Title Company insures against the collection thereof out of the Option Subject Premises and (iii) such franchise taxes are omitted from Optionee’s lender’s title policy.

4.8           The amount of any unpaid taxes, assessments and water and sewer charges which Grantor is obligated to pay and discharge, with interest and penalties, may at the option of Grantor be allowed to Optionee out of the balance of the Purchase Price, if official bills therefor with interest and penalties thereon figured to such date as is required by the Title Company are furnished to or obtained by the Title Company at the Closing for payment thereof and the Title Company omits same from the Optionee’s Title Policy.

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4.9           Anything in this Agreement to the contrary notwithstanding, if the examination of title shall reveal a mechanic’s lien against the Option Subject Premises, same shall not constitute an objection to title, provided, that at Closing, Grantor, in its sole and absolute discretion, either (i) makes such deposit as might be reasonably required by the Title Company with respect to liens the aggregate amount of which is no greater than five hundred thousand dollars ($500,000) or (ii) posts a bond discharging such mechanic’s lien but in both cases, provided, further that all such liens are omitted from the policy of title insurance issued by the Title Company in favor of Optionee in respect of the Option Subject Premises.

5.          REPRESENTATIONS, WARRANTIES, COVENANTS, CONDITIONS AND AGREEMENTS OF OWNER.

5.1           Owner represents, warrants and covenants to Optionee as of the date hereof and, subject to the provisions of Section 1.1 relating to Updated Exhibits and Schedules, as of the date of the Option Exercise Notice:

(a)          Good Standing. Each entity comprising Owner is duly organized and validly existing under the laws of the state in which they are formed. The execution, delivery and performance of this Agreement on behalf of Owner have been duly authorized and Owner has obtained all approvals, consents, orders or authorizations required in connection with the execution and delivery of and compliance with this Agreement by Owner. Owner is the record owner of the Option Subject Premises.

(b)          Condemnation. Owner has not received notice of any pending or proposed condemnation or taking of the Option Subject Premises or any portion thereof.

(c)          Due Authorization. Each entity comprising Owner has the requisite power and authority to enter into and to perform the terms of this Agreement. Each entity comprising Owner is not subject to any law, order, decree, restriction, or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of each entity comprising Owner. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by each entity comprising Owner, when executed and delivered, shall constitute the legal, valid and binding obligation of each entity comprising Owner enforceable against each entity comprising Owner in accordance with its respective terms.

(d)          No Violations. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires any entity comprising Owner to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon any entity comprising Owner.

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(e)          Non-Foreign Status. Owner is not a “foreign person” as defined in the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as amended.

(f)          Litigation. There is no action, suit, proceeding or claim (any of the foregoing, an “Action”) affecting Owner or the Option Property or any portion thereof, including, without limitation, any Action affecting Owner and relating to the ownership, construction, operation, use or occupancy of the Option Property for its intended purpose which is pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental entity, or to the knowledge of Owner, has any such Action been threatened or asserted, other than claims (1) for personal injury, property damage or worker’s compensation, for which the insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits, or (2) in respect of landlord-tenant proceedings, for non-payment of rent.

(g)          Service Agreements. Exhibit “E” attached hereto includes a true, correct and complete list of all Service Agreements, each of which, to Owner’s knowledge, is in full force and effect. Neither Owner nor, to Owner’s knowledge, any other party is in default in any material respect under the terms of any Service Agreements. True and complete copies of the Service Agreements have been provided to Optionee.

(h)          Personal and Intangible Property. Attached hereto as Exhibit “F” is a true, correct and complete list of all Personal Property either currently on the Option Subject Premises or expected to be on the Option Subject Premises. Owner has good title to all such Personal Property subject to no liens or encumbrances.

(i)          OFAC. Neither Owner nor any of its affiliates nor, to Owner’s knowledge, any of its agents acting in any capacity in connection with the transactions contemplated hereby, is a person and/or entity with whom Optionee is restricted from doing business under the Internal Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; the Trading With The Enemy Act, 50 U.S.C. App. Section 5; the U.S.A. Patriot Act of 2001, U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” or “blocked person”; any executive orders promulgated under any of the foregoing, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable executive order, law of the United States of America or any regulations, list or the like promulgated thereunder or relating thereto.

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(j)          Employees; Collective Bargaining Agreements. Neither Owner nor any affiliate of Owner has any employees employed at or with respect to the Option Property which will become the obligation of Optionee after the Closing Date, subject to the terms of Section 7.1(d). There is no collective bargaining agreement or other union agreement with respect to the Option Property.

(k)          ERISA. Owner is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Owner regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(l)          Options. No party other than Optionee has any option, right of first offer or right of first refusal to purchase or lease any portion of the Option Property.

(m)          Leases. Exhibit “J” includes a true, correct and complete list of all Leases, including a rent roll (the “Rent Roll”) that sets forth (i) the name of each tenant occupying a unit at the Option Subject Premises pursuant to a Lease, (ii) the address or unit number of the unit leased by such tenant, (iii) the commencement and expiration dates of such Lease, (iv) the monthly rental payable under such Lease, and (v) the amount of any security deposit and other deposits, if any, paid by such tenant, and a report detailing the current payment status, arrearages and charges applicable to each such Lease. There are no other Leases, licenses or other occupancy agreements of all or any portion of the Option Subject Premises other than the Lease set forth on Exhibit “J”, true and complete copies of each such Lease (including, without limitation all amendments, supplements or other modifications thereto) have been provided or made available to Optionee, and each such Lease (including, without limitation all amendments, supplements or other modifications thereto) is in full force and effect. As of Closing, there will be no such Leases, licenses or other occupancy agreements except for the Leases entered into pursuant to Section 7.1(a). Owner has not received or delivered any written notices from or to any of the tenants under the Leases asserting that either Owner or any such tenant, respectively, is in default under any of the respective Leases (other than defaults that have been cured) and Owner is not aware of any such default (other than de minimis defaults in the ordinary course). Other than as set forth on the Rent Roll, no rent under any Lease has been paid more than one (1) month in advance of its due date. No leasing or brokerage agreement with respect to the Option Subject Premises will be binding on Optionee other than that certain agreement between Owner (or its predecessor in interest) and Citi Habitats (to the extent of obligations of the owner of the Option Property first arising after the Closing).

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(n)          Bankruptcy. Owner is not the subject debtor under any federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets.

(o)          421-a Certificate of Eligibility. Owner has delivered to Optionee a copy of the Preliminary Certificate of Eligibility for Partial Tax Exemption for the Option Property. Owner is complying with all requirements, including, without limitation, filing the final application for the Final Certificate of Eligibility for Partial Tax Exemption, together with supporting documentation.

5.2           Covenants of Owner.

(a)          Service Contracts. Owner will not enter into any new Service Agreement that is not terminable by Owner, its successors and assignees, for any reason or no reason, upon no more than thirty (30) days’ written notice to the applicable counterparty under such Service Agreement without fee or penalty.

(b)          Exclusivity. Owner agrees that from and after the Option Effective Date and until the Closing or earlier termination of this Agreement as provided herein, neither Owner nor its affiliates shall (or shall cause any third party acting on behalf of Owner or its affiliates to): (i) prepare, submit for review or enter into any term sheet, offer letter, letter of intent or other agreement concerning the option, sale or other disposition of the Option Property or any other direct or indirect interest in the Option Property, including any so-called contingent or back-up agreements, (ii) solicit any offers concerning the option, sale or other disposition of the Option Property or any other direct or indirect interest in the Option Property, or (iii) otherwise market the sale of the Option Property or any other direct or indirect interest in the Option Property.

5.3           As used in this Agreement, the terms “Owner’s knowledge” or “knowledge of Owner” means the actual knowledge (without independent inquiry or investigation) of Omri Sachs, Dvir Cohen Hoshen and/or Ron Vaksin and shall not be construed to refer to the knowledge of any other employee, officer, director, member, manager or agent of Owner or any affiliate of Owner, and shall in no event be deemed to include imputed or constructive knowledge.

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5.4           Changes in Conditions. If, prior to the Closing Date, Owner or Optionee discovers a “material breach” (as hereafter defined) of any of Owner’s representations or warranties in Section 5.1 hereof, the party making the discovery shall deliver written notice to the other party of the breach and Owner will have the right to either cure the untrue representation or warranty or not to cure such breach. Owner shall have ten (10) days after notice of the breach was given in which to give notice to Optionee of the election by Owner to cure or not cure the untrue representation or warranty. Failure of Owner to timely make an election to cure will be deemed an election not to cure. If Owner elects, or is deemed to have elected, not to cure such breach (or if such breach is not curable), Optionee will have the right, as its sole and exclusive remedy, to: (i) terminate this Agreement without any right or claim to damages and the Option Deposit shall be returned to Optionee; or (ii) waive the breach and, subject to the other terms and conditions of this Agreement, consummate the purchase of the Option Property without a reduction in the Purchase Price. Optionee’s election between (i) and (ii), above, must be made within ten (10) business days after the receipt of Owner’s notice or deemed notice not to cure such breach, and Optionee’s failure to timely make an election shall constitute Optionee’s deemed termination of this Agreement. For the purposes of this Section 5.4, a “material breach” shall be a breach of Owner’s representations and warranties in Section 5.1 hereof which, individually or when taken together with all other breaches of Owner’s representations and warranties, may reasonably cost $100,000.00 or more in the aggregate to cure or correct or may reasonably result in $100,000.00 or more in damages to Optionee. Notwithstanding anything to the contrary contained herein or in the Purchase and Sale Agreement, in no event shall Owner be liable to Optionee for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Section 5.1 which results from any change that occurs after the date hereof and results from an act or an omission that is permitted under the terms of this Agreement (e.g., entering into a new Commercial Lease in accordance with the provisions of Section 7.1(a) hereof), so long as such act or omission is taken in accordance with the terms of this Agreement.

6.          REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF OPTIONEE. Optionee represents and warrants to Owner as of the date hereof:

6.1           The Optionee has the requisite power and authority to enter into and to perform the terms of this Agreement. Optionee is not subject to any law, order, decree, restriction, or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Optionee. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Optionee, when executed and delivered, shall constitute the legal, valid and binding obligation of Optionee enforceable against Optionee in accordance with its respective terms.

6.2           Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Optionee to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Optionee.

6.3           There are no judgments, orders, or decrees of any kind against Optionee unpaid or unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to Optionee's actual knowledge, threatened in writing against Optionee, which would have any material adverse effect on the ability of Optionee to consummate the transactions contemplated by this Agreement.

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6.4           Optionee is not a person and/or entity with whom Owner is restricted from doing business under the Internal Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; the Trading With The Enemy Act, 50 U.S.C. App. Section 5; the U.S.A. Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by OFAC (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States of America.

6.5           THE OPTIONEE ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN OR IN THE PURCHASE AND SALE AGREEMENT, OWNER HAS MADE NO REPRESENTATIONS OR WARRANTIES, IS UNWILLING TO MAKE ANY REPRESENTATIONS, AND HELD OUT NO INDUCEMENTS TO THE OPTIONEE, OTHER THAN THOSE HEREIN EXPRESSED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OPTIONEE HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES, AND OWNER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES IN EITHER CASE EXPRESS OR IMPLIED, EXCEPT AS HEREIN EXPRESSLY PROVIDED, AS TO (I) THE CURRENT OR FUTURE REAL ESTATE TAX LIABILITY, ASSESSMENT OR VALUATION OF THE OPTION SUBJECT PREMISES; (II) THE POTENTIAL QUALIFICATION OF THE OPTION SUBJECT PREMISES FOR ANY AND ALL BENEFITS CONFERRED BY FEDERAL, STATE OR MUNICIPAL LAWS, WHETHER FOR SUBSIDIES, SPECIAL REAL ESTATE TAX TREATMENT, INCLUDING, WITHOUT LIMITATION, PURSUANT TO THE §421-A TAX EXEMPTION PROGRAM, INSURANCE, MORTGAGES, OR ANY OTHER BENEFITS, WHETHER SIMILAR OR DISSIMILAR TO THOSE ENUMERATED; (III) THE COMPLIANCE OF THE OPTION SUBJECT PREMISES, IN ITS CURRENT OR ANY FUTURE STATE WITH APPLICABLE ZONING ORDINANCES AND THE ABILITY TO OBTAIN A VARIANCE IN RESPECT OF THE OPTION SUBJECT PREMISES’ NONCOMPLIANCE, IF ANY, WITH SAID ZONING ORDINANCES; (IV) THE AVAILABILITY OF ANY REFINANCING FOR THE PURCHASE, ALTERATION, REHABILITATION OR OPERATION OF THE OPTION SUBJECT PREMISES FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO STATE, CITY OR FEDERAL GOVERNMENT OR ANY INSTITUTIONAL LENDER; (V) THE CURRENT OR FUTURE USE OF THE OPTION SUBJECT PREMISES; (VI) THE PRESENT AND FUTURE CONDITION AND OPERATING STATE OF ANY AND ALL MACHINERY OR EQUIPMENT ON THE OPTION SUBJECT PREMISES EXCEPT AS HEREIN SET FORTH, AND THE PRESENT OR FUTURE STRUCTURAL AND PHYSICAL CONDITION OF THE BUILDING OR ITS SUITABILITY FOR REHABILITATION OR RENOVATION; (VII) THE PRESENCE OR ABSENCE OF ANY RULES OR NOTICES OF VIOLATIONS OF LAW ISSUED BY ANY GOVERNMENTAL AUTHORITY; (VIII) THE LAYOUT, LEASES, RENTS, INCOME, EXPENSES OR OPERATION OF THE OPTION SUBJECT PREMISES; (IX) COMPLIANCE OR NONCOMPLIANCE WITH ANY APPLICABLE RENT LAWS, REGULATIONS OR GUIDELINES; AND IS THOROUGHLY ACQUAINTED WITH THEIR CONDITION AND AGREES TO PURCHASE THEM (IF THE OPTION IS EXERCISED) IN THE CONDITION REQUIRED UNDER THE PURCHASE AND SALE AGREEMENT. THE OWNER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, PERTAINING TO THE OPTION SUBJECT PREMISES OR THE OPERATION, LAYOUT, EXPENSES, CONDITION, INCOME, LEASES OR RENTS FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH HEREIN.

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7.          OPERATIONS PENDING EXECUTION OF PURCHASE AND SALE AGREEMENT.

7.1           Owner agrees that between the date hereof and the full execution and delivery of the Purchase and Sale Agreement:

(a)          Except as expressly set forth in this Section 7.1(a), Owner shall not enter into or extend, renew, replace, otherwise modify, terminate or cancel any Lease or any license or other occupancy agreement. Owner shall use commercially reasonable efforts to lease the residential, retail and community facility units in the Building (Leases of retail space and Leases of community facility space are collectively referred to as “Commercial Leases”), which Leases may be entered into by Owner on the following terms and conditions (collectively, the “Leasing Guidelines”): (i) for each residential Lease, (A) the form of residential lease attached hereto as Exhibit “G” shall be utilized; (B) the Lease shall be for either a one (1) or two (2) year term; (C) the tenant shall be a third-party tenant that shall have a credit score of no less than 650 or, alternatively, the obligations of such tenant shall be guaranteed by another individual with a credit score of at least 650; (D) the proposed tenant has no negative record in housing court and has not filed any complaints with the Division of Housing and Community Renewal of New York City; (E) the monthly rental for each residential unit shall not be less than the amount listed on Exhibit H annexed hereto (the “Rent Minimum”) for such apartment; and (F) the first month’s rent and security deposit shall be paid in advance and (ii) for each Commercial Lease, the tenant, and the form and substance of the Lease, shall be, in all respects, subject to Optionee’s prior written consent. In connection with such residential Leases, Owner may, at its sole cost and expense, entice incoming tenants by offering them various incentives (including, without limitation, the option to move in three (3) days prior to lease commencement), provided, however, that (A) Owner may grant up to a one (1) month rent concession for each residential Lease without Optionee’s prior written consent, so long as any such rent concession shall be applied to the first month of the term of such residential Lease, and (B) any other incentives shall either be approved by Optionee in writing or set forth on Exhibit “K” hereto. Owner shall be responsible for all leasing costs (including, without limitation, brokerage commissions, tenant concessions and attorneys’ fees) incurred in connection with each Lease. Owner shall not apply any security deposit under any Lease other than in accordance with the provisions of such Lease and all applicable laws in connection with a default by such tenant beyond any applicable notice and grace period. Owner will deliver to Optionee a weekly leasing report listing all new Leases for the Option Property, together with copies of all Leases executed to date by Owner, which have not heretofore been delivered to Optionee. Owner shall not permit any tenant under any Lease to assign its Lease or to perform any material alterations without the prior consent of Optionee (unless Owner’s consent therefor is not required by the terms of such Lease).

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(b)          Owner shall maintain in full force and effect all liability and casualty insurance policies (“Insurance Policies”) which are currently in effect (or replace same with comparable policies) for the Option Subject Premises. Owner hereby agrees that the Insurance Policies shall include full replacement cost coverage with respect to the Option Subject Premises. True and correct certificates evidencing Owner’s existing Insurance Policies have been delivered to Optionee.

(c)          No Personal Property included in this Agreement shall be removed from the Option Subject Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

(d)          Owner shall be responsible to deliver the Option Subject Premises to Optionee at the Closing without any employees and free and clear of any claims of any parties with respect to employment at the Option Subject Premises; provided, however, that (i) the occupancy of unit “2 I” of the Option Subject Premises pursuant to a license agreement which has been approved by Optionee by the superintendent of the Option Subject Premises shall not be a breach of the foregoing covenant and (ii) the employment agreement for the superintendent, if any, is approved by Optionee in advance in writing.

(e)          Owner shall diligently pursue, at Owner’s sole cost and expense, receipt of the TCO prior to Closing. Owner agrees to cause the TCO to be issued by the New York City Department of Buildings prior to Closing and thereafter timely renewed from the date hereof through Closing so that at all times after issuance of the TCO and prior to issuance of the PCO, the TCO shall remain in full force and effect.

7.2           Construction Warranties. Owner shall assign all third party warranties, guaranties and indemnities to Optionee at Closing to the extent that the foregoing are assignable pursuant to documentation reasonably acceptable to Optionee; provided that if any such warranty, guaranty or indemnity shall not be assignable to Optionee, then, at Optionee’s request, Owner shall use commercially reasonable efforts to enforce such warranty, guaranty or indemnity for the benefit of Optionee and in accordance with Optionee’s reasonable written directions. The provisions of this Section 7.2 shall survive the Closing.

8.          OPTIONEE’S FINANCING. Notwithstanding that there is no financing contingency, at Optionee’s request, Owner agrees to reasonably cooperate with Optionee in order to enable Optionee to consummate an assignment of the existing mortgages on the Option Subject Premises to Optionee’s lender, provided such assignment shall not be a condition of Closing. If such assignment shall be consummated, Optionee shall pay the reasonable out-of-pocket legal fees due to Owner’s existing mortgagee solely in respect of such assignment (but shall not be required to pay any other amounts in connection with such assignment).

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9.          NOTICES. All written notices and other communications (collectively, “Notices”) provided for or contemplated by this Agreement shall be addressed to (a) the party to whom such Notice is directed at the address hereinafter specified, unless written Notice of a change of address shall have been furnished to the other party and (b) to such party’s attorney at the address hereinafter specified for such attorney. All Notices shall be in writing and sent by (i) by hand or overnight courier (e.g., Federal Express or United Parcel Service), or (ii) by electronic mail portable document format (“PDF”). For purposes of this Section 9, the addresses of the parties for all Notices are as follows (unless changed by similar Notice in writing given by the particular person whose address is to be changed):

To Grantor:

470 4th Avenue Investors LLC
c/o Adam America Real Estate
850 Third Avenue, Suite 13D
New York, New York 10022
Attn: Omri Sachs
Email: omri@adamamericare.com

With a copy to:

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attn: Jay H. Levinton, Esq.
Email: jlevinton@westermanllp.com

To Optionee:

470 4th Avenue Fee Owner, LLC
c/o Trinity Place Holdings Inc.
717 5th Avenue, Suite 1303
New York, New York 10022
Attn: Steven Kahn, CFO
Email: Steven.kahn@tphs.com

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James P. Godman, Esq.
Email: jgodman@kramerlevin.com

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To Escrow Agent:

Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attn: John Tonelli
Email: JTonelli@fnf.com

Any Notice may be given on behalf of any party by its counsel. Notices shall be deemed sufficiently served or given for all purposes under this Agreement, (i) in the case of hand delivery, upon the earliest of actual receipt or refusal by the addressee; (ii) in the case of overnight courier service, one (1) business day after delivered to the nationally recognized overnight courier service; or (iii) in the case of a PDF Notice, on the date of transmission if received by 5:00 p.m. of the recipient’s business day (otherwise it shall be deemed received on the next business day), provided that a hard copy of such PDF Notice is also delivered by hand delivery or overnight courier as provided in clause (i) or (ii) above.

10.         DEFAULT; REMEDIES.

10.1         Optionee's Remedies. Except as otherwise specifically provided in this Agreement, in the event that: (A) (1) Owner fails or refuses to comply with any of Owner’s obligations hereunder, or (2) there is a material breach of any representation(s) or warranty(ies) by Owner or failure of any condition precedent to Optionee’s obligations hereunder; and (B) Optionee is not in default of its material obligations hereunder, then Optionee may elect one of the following options to be exercised by or on behalf of Optionee, as Optionee's sole and exclusive remedy, and subject to the qualifications hereinafter set forth:

(a)          to terminate this Agreement by giving Owner written notice of such election; or

(b)          to waive, prior to or at the Closing and after any cure period, the applicable objection or condition and proceed to close the transaction contemplated hereby in accordance with the remaining terms hereof; or

(c)          in the event of a failure or refusal by Owner to comply with any of Owner’s obligations hereunder, to seek to enforce specific performance by Owner of its obligations under this Agreement and the Purchase and Sale Agreement.

10.2         In the event of a termination of this Agreement by Optionee under Section 10.1(a), then (i) the Option Deposit shall be returned to Optionee; and (ii) Owner and Optionee shall be released and relieved of further obligations, liabilities or claims hereunder except as herein otherwise expressly specified. Any action for specific performance pursuant to the provisions of Section 10.1(c) must be instituted by Optionee, if at all, within sixty (60) days after the later to occur of (x) the date upon which Optionee has actual knowledge that the default has occurred or (y) the Scheduled Closing Date, and (ii) if such action is not so instituted by Optionee within such period of time, then Optionee shall be deemed conclusively to have waived the right to institute such action and to have elected to terminate this Agreement as provided above.

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10.3         Owner's Remedies. If Optionee fails to exercise the Option pursuant to this Agreement for any reason other than the failure of any condition precedent to Optionee’s obligation to exercise the Option, or Owner’s default or termination of this Agreement by Optionee or Owner pursuant to a right to do so under the provisions of this Agreement, then the Option Deposit shall be paid to Owner as liquidated damages (which shall be Owner’s sole and exclusive remedy against Optionee in tort or contract, and in law or equity), it being agreed between the parties hereto that the actual damages to Owner in such event are impractical to ascertain and the amount of the Option Deposit is a fair and reasonable estimate thereof and shall be and constitute valid liquidated damages, not a forfeiture or penalty, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement. WITHOUT LIMITATION OF THE FOREGOING, OWNER WAIVES ANY RIGHT THAT IT MAY HAVE UNDER RELEVANT STATUTORY LAW TO SEEK SPECIFIC PERFORMANCE OR ANY OTHER REMEDY IN LAW OR EQUITY OTHER THAN RECEIPT OF THE OPTION DEPOSIT.

10.4         Intentionally Omitted.

11.         ESCROW.

11.1         The Option Deposit shall be held in escrow by Escrow Agent. Escrow Agent is hereby appointed as Escrow Agent to hold and distribute the Option Deposit in accordance with the terms hereof and Escrow Agent hereby acknowledges receipt of the Option Deposit and agrees to act in such capacity.

11.2         The Option Deposit shall be held in an interest bearing account and interest shall be added to and become part of the Option Deposit, and shall be paid to the party entitled to the Option Deposit (with interest credited to the Purchase Price).

11.3         Escrow Agent will deliver the Option Deposit to Optionee or Owner, as the case may be, upon the following terms and conditions:

(a)          To Owner upon the consummation of the Closing contemplated under the Purchase and Sale Agreement, or

(b)          To Owner, upon receipt of a written notice from Owner, stating that Owner is entitled under this Agreement to the Option Deposit and demanding payment of the same; provided, however, that Escrow Agent will not honor such demand until not less than ten (10) days after the date on which Escrow Agent shall have delivered a copy of such notice and demand to Optionee, nor thereafter, if during such ten (10) day period, Escrow Agent shall have received written notice of objection from Optionee in accordance with the terms set forth below, or

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(c)          Optionee, upon receipt of a written notice from Optionee, stating that Optionee is entitled under this Agreement to the return of the Option Deposit and demanding return of the same; provided, however, that Escrow Agent will not honor such demand until not less than ten (10) days after the date on which Escrow Agent shall have delivered a copy of such notice and demand to Owner, nor thereafter, if during such ten (10) day period, Escrow Agent shall have received written notice of objection from Owner in accordance with the terms set forth below.

11.4         Upon receipt of a written demand for the Option Deposit pursuant to the provisions of Section 11.3(b) or 11.3(c) above, Escrow Agent shall promptly deliver a copy thereof to the other party. The other party shall have the right to object to the delivery of the Option Deposit by delivery to and receipt by Escrow Agent of written notice of objection within ten (10) days after the delivery by Escrow Agent of such copy to the other party, but not thereafter. Upon receipt of such notice of objection, Escrow Agent shall promptly deliver a copy thereof to the party who made the written demand.

11.5         If Escrow Agent shall have received a notice of objection as provided above, within the time therein prescribed, or any disagreement or dispute shall arise between or among any of the parties hereto resulting in adverse claims and demands being made for the Option Deposit whether or not litigation has been instituted, then Escrow Agent shall continue to hold the Option Deposit subject to such adverse claims and Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand, and (i) in the event of any joint written direction from Owner and Optionee, Escrow Agent shall then disburse the Option Deposit in accordance with said direction, or (ii) in the event Escrow Agent shall receive a written notice advising that a litigation over entitlement to the Option Deposit has been commenced, Escrow Agent may deposit the Option Deposit with the clerk of the court in which said litigation is pending, or (iii) Escrow Agent may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party reasonably acceptable to Owner and Optionee to hold the Option Deposit in accordance with this Agreement subject to such adverse claims including the commencement of an action for interpleader in a court of competent jurisdiction, the cost thereof to be borne by whichever of Owner and Optionee is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder. Owner and Optionee jointly and severally agree to reimburse Escrow Agent for any and all expenses incurred in the discharge of its duties under this Article, including, without limitation, reasonable attorneys’ fees (except to the extent resulting from Escrow Agent’s gross negligence or willful misconduct). Nothing herein, however, shall affect the liability of a defaulting party to another party for reimbursement of any amount paid to Escrow Agent under this Section 11.5.

11.6         It is expressly understood that Escrow Agent acts hereunder as an accommodation to Owner and Optionee and as depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instruments or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which Escrow Agent or the parties may act. The Escrow Agent shall have no liability other than for its gross negligence or willful misconduct and shall, in all instances, act in accordance with the terms and provisions of this Agreement.

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11.7         Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed in good faith by Escrow Agent to be genuine, and Escrow Agent, if acting in good faith, may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

11.8         In the event of a dispute between the parties regarding the disposition of the Deposit, Escrow Agent shall take one of the actions described in Section 11.5 above, and upon delivery of the Option Deposit in accordance therewith, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Option Deposit and any and all of its obligations therefrom.

11.9         Escrow Agent shall not be liable or responsible for any failure, refusal or inability of the depository bank to pay the Option Deposit at Escrow Agent’s direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish the applicable money market account.

12.         MISCELLANEOUS PROVISIONS.

12.1         This Agreement together with the Purchase and Sale Agreement embodies and constitutes the entire understanding between the parties hereto with respect to the transaction contemplated herein and therein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement and the Purchase and Sale Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

12.2         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in all respects including the validity, interpretation and performance thereof and without giving effect to principles of conflict of laws.

12.3         The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement.

12.4         This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

12.5         The submission of this Agreement by Owner to Optionee shall in no manner bind Owner or Optionee nor shall the same constitute an offer by Owner to Optionee. This Agreement shall be binding on the parties only when duly executed by Owner and Optionee and upon delivery of a copy of such fully executed agreement to the parties.

12.6         Intentionally Omitted.

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12.7         The parties agree that neither this Agreement nor the Purchase and Sale Agreement nor any memorandum or notice thereof shall be recorded in any public record and that, unless otherwise agreed to by Owner or otherwise required by law, this Agreement, the Purchase and Sale Agreement and the transaction contemplated herein shall be kept confidential by the parties, subject to Section 12.15. Nothing contained herein shall affect or be deemed to affect Optionee’s right, if any, to file a lis pendens or notice of pendency of action or similar notice against the Option Property in connection with an action for specific performance pursuant hereto.

12.8         Any time period provided herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day.

12.9         This Agreement may be executed in any number of counterparts and by facsimile or portable document format (PDF), each of which shall be deemed an original and all of which constitute one and the same instrument.

12.10         In no event may Optionee contact any tenants of the Option Subject Premises with respect to Optionee’s potential purchase of the Option Subject Premises without Owner’s express written or oral consent.

12.11         Nothing set forth in this Agreement regarding survival shall be deemed to limit either party’s rights against the other by reason of the indemnity obligations of such party to the other set forth in this Agreement which this Agreement provides shall survive the termination of this Agreement.

12.12         Optionee may not assign this Agreement to any person or to any entity without the prior written consent of Owner and any assignment in violation of this provision shall be null and void and constitute a material breach of this Agreement. Notwithstanding the foregoing, upon written notice to Owner not less than five (5) days prior to the Closing Date, Optionee may assign this Agreement to any of the following: any entity owned fifty percent (50%) or more by or directly or indirectly controlled by Optionee; a limited partnership in which Optionee is a general partner; a general partnership in which Optionee is managing general partner; a co-tenancy in which Optionee is a co-tenant; or a limited liability company in which Optionee is the managing member.

12.13         Optionee acknowledges that except as set forth herein, Owner makes no warranties or representations regarding the adequacy, accuracy or completeness of Owner’s environmental and/or engineering reports or other plans and materials relating to the Option Subject Premises made available to Optionee, if any (collectively, the “Reports”), or other documents relating to the Option Subject Premises, and Optionee shall have no claim against Owner based upon the Reports or such other documents relating to the Option Subject Premises or Owner’s failure to deliver any documents relating to the Option Subject Premises to Optionee, except as otherwise set forth herein.

12.14         Each of the parties will pay its own attorneys’ fees except as otherwise specifically provided for herein. In any dispute or action between the parties arising out of this Agreement, or in connection with the Option Subject Premises, the prevailing party shall be entitled to have and recover from the other party all court costs and reasonable attorneys’ fees related thereto, whether by final judgment or by out-of-court settlement.

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12.15         Prior to the Closing, Optionee agrees to treat the transactions contemplated herein and all information received with respect to the Option Subject Premises, whether such information is obtained from Owner or from Optionee’s own studies, in a confidential manner. Prior to the Closing, Optionee shall not disclose any such information to any third parties, other than such disclosure (i) to Optionee’s counsel and other professionals, actual or potential investors, partners and lenders and their respective counsel and other professionals, insurers, property managers, mortgage brokers, employees, agents, consultants, accountants and advisors as may be required in connection with the transactions contemplated hereby, provided that in each of the aforementioned cases, such disclosure is to be made expressly subject to this confidentiality requirement; (ii) as any governmental agency may require in order to comply with applicable laws or a court order, or as a result of the fact that Optionee’s beneficial owner is a public company; or (iii) to the extent that such information is a matter of public record, other than as a result of a breach of Optionee’s obligations under this Section 12.15. Owner agrees to keep the terms and conditions of this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the Optionee. The provisions of this Section 12.15 shall survive the termination of this Agreement.

12.16         Owner and Optionee represent and warrant to each other that they have dealt with no broker in connection with this Agreement other than David Gibber (the “Broker”) and that they know of no broker who has claimed or may have the right to claim a commission or other compensation, in connection with this transaction other than the Broker. Owner shall pay the Broker a commission pursuant to a separate written agreement. Owner and Optionee shall indemnify, defend and hold harmless each other against any costs, claims or expenses, including reasonable attorneys’ fees, arising out of the breach on their part of any representations, warranties or agreements contained in this Section 12.16. The representations and obligations under this Section 12.16 shall survive the Closing or, if Closing does not occur, the termination of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have signed this Agreement and have agreed to be bound by all of its terms and provisions as of the date first set forth above.

OWNER:

470 4th AVENUE INVESTORS LLC

By:	/s/ Dvir Cohen Hoshen
Name: Dvir Cohen Hoshen
Title: Manager

OPTIONEE:

470 4TH AVENUE FEE OWNER, LLC

By:	/s/ Steven Kahn
Steven Kahn, Chief Financial Officer

ESCROW AGENT:

ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTION 1.2 AND ARTICLE 11 ONLY.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Lawrence Boes
Name: Lawrence Boes
Title: SVP

EXHIBIT A

Legal Description

Lot 43

All that certain plot, piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly side of 4th Avenue and the southeasterly side of 11th Street;

RUNNING THENCE northwesterly along the southeasterly side of 11th Street, 105 feet 9 inches to a point; THENCE TURNING and running easterly, on a line parallel with 4th Avenue, 120 feet 0 inches to a point;

THENCE TURNING and running southeasterly, on a line parallel with 10th Street, 105 feet 9 inches to the northwesterly side of 4th Avenue;

THENCE TURNING and running southwesterly along the northwesterly side of 4th Avenue, 120 feet 0 inches to the point and place of BEGINNING.

A-1

EXHIBIT B

Purchase and Sale Agreement

B-1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

470 4th AVENUE

BROOKLYN, NEW YORK

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is hereby made and entered into as of the ___ day of [___________], 2018 (the “Effective Date”) by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Seller”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (hereinafter referred to as the “Buyer”).

1.           SALE OF PROPERTY.

Seller agrees to sell and convey and Buyer agrees to purchase, subject to the terms and conditions of this Agreement, (a) all that certain piece, parcel or tract of land located in the County of Kings, City and State of New York, as more fully described on Exhibit “A” annexed hereto, and known 470 4th Avenue, Brooklyn, New York, together with (i) all easements, covenants, agreements, rights, privileges, development rights and appurtenances thereto and (ii) all right, title and interest, if any, of the Seller in and to any land lying in the bed of any street, road or avenue open or proposed in front of or adjoining said premises to the centerline thereof, and all right, title and interest of the Seller in any award made or to be made in lieu thereof and in and to any unpaid award for damage to said premises by reason of change of grade of any street (the “Land”); (b) certain development rights and other rights and benefits conveyed to Seller’s predecessor in title pursuant to a Zoning Lot Development and Easement Agreement dated February 4, 2014 and recorded on February 26, 2014 as CRFN 2014000070415 (the “Excess Development Rights”); (c) the building (the “Building”), structures, improvements, fixtures, facilities, installations and other systems of every kind and description now or hereinafter in, on, over and under the Land (the “Improvements”; and together with the Land and Excess Development Rights, collectively, the “Subject Premises”); (d) all furniture, furnishings, equipment, machinery, appliances and any other tangible personal property of every kind and description in, on, over and under the Subject Premises owned by Seller and not owned by tenants under the Leases (as hereinafter defined) (collectively, the “Personal Property”) as more particularly set forth on Exhibit “F” attached hereto; (e) the management, service equipment, supply, security, maintenance, concession or other agreements with respect to or affecting the Subject Premises (collectively, the “Service Agreements”) which are then in effect and not terminated as of the Closing Date (as hereinafter defined); (f) any and all guaranties, licenses, approvals, certificates, permits, consents, authorizations, variances and warranties relating to the Subject Premises (collectively, the “Permits and Licenses”); (g) all right, title and interest of Seller in and to the Leases; and (h) any and all logos, designs and any other intellectual property rights, related to the Subject Premises (the “Intangible Property”) ((a) through (h) above hereinafter collectively called the “Property”).

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2.            PURCHASE PRICE.

The purchase price (“Purchase Price”) for the Property is EIGHTY ONE MILLION AND 00/100 ($81,000,000.00) DOLLARS and shall be payable as follows:

(a)          The Option Deposit (as defined in the Option Agreement (as hereinafter defined)) in the amount of EIGHT MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,100,000.00) paid by Buyer to Escrow Agent (as defined in the Option Agreement) in accordance with the terms and conditions of the Option Agreement shall be applied to the Purchase Price on the Closing Date (as hereinafter defined); and

(b)          At the Closing, Buyer shall deliver the Purchase Price, minus the Option Deposit, and plus or minus adjustments as hereinafter provided, representing the balance of the Purchase Price, to be paid by wire transfer of immediately available federal funds, to accounts specified by Seller at a bank or banks designated by Seller (the “Closing Payment”).

3.            TITLE AND CONVEYANCE.

3.01 On the Closing Date, the Subject Premises shall be conveyed by Bargain and Sale Deed Without Covenant Against Grantor’s Acts (the “Deed”) in proper form for recording, which shall be properly executed and acknowledged so as to convey to Buyer all of Seller’s right, title and fee simple interest to the Property, subject to the following (the “Permitted Encumbrances”) as the same may be modified in accordance with Section 3.03:

(a)          Real estate taxes, water charges and sewer rents not yet due and payable;

(b)          The leases, if any, entered into by Seller as of the Closing Date in accordance with Section 7.01(b) of this Agreement (individually referred to herein as a “Lease” and, collectively, as the “Leases”); provided that all rights of tenants under such Leases shall be “as tenants only”;

(c)          State of facts reflected on that survey made by NY Land Surveyor P.C. dated August 27, 2008 and last revised June 13, 2017 with respect to the Property;

(d)          Rights, if any, pursuant to written agreements of utility companies to operate and maintain lines, cables, pipes, poles and distribution boxes in, over and upon the Subject Premises;

(e)          Building and zoning laws, restrictions, ordinances, codes and regulations affecting the Subject Premises, and all amendments and additions thereto now or which will be in force and effect on the Closing Date;

(f)          Violations of laws, regulations, ordinances, orders or requirements, if any, noted or issued by any governmental or municipal department or authority having jurisdiction over the Subject Premises, including, but not limited to, sidewalk notices and violations, elevator violations, boiler violations, fire violations, environmental violations, sanitary violations and other building violations, and any conditions constituting such violations, although not so noted or issued (“Violations”), provided that Seller shall (i) pay at Closing such amounts required to satisfy any of the foregoing including, without limitation, any interest and penalties thereon to the extent any of the foregoing shall then be a lien or shall be in a determined monetary amount and (ii) discharge, prior to Closing, all liens relating to Violations (or Seller may escrow sufficient funds with the Title Company such that any exception for such liens is omitted from the Buyer’s title insurance policy in respect of the Subject Premises (the “Buyer’s Title Policy”)); provided further that nothing contained herein shall be deemed to limit or affect Seller’s representations and warranties and covenants specifically set forth in this Agreement, if any;

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(g)          Unpaid installments of assessments not due and payable on or before the Closing Date;

(h)          Any lien or encumbrance (including, without limitation, any mechanics’ and materialmen’s lien) the removal of which is the obligation of a commercial tenant pursuant to its Lease (a “Tenant’s Mechanic’s Lien”);

(i)          The TCO (as hereinafter defined) issued to the Subject Premises;

(j)          The matters described in Exhibit “B” attached hereto and made a part hereof; and

(k)          The exceptions to title contained in the form of title policy or “marked-up” title commitment employed by the Title Company (as hereinafter defined) set forth on Schedule B of such form of title policy or “marked up” title commitment attached to the Option Agreement as Exhibit “I”.

3.02 Title to the Subject Premises shall be such as will be insured by Fidelity National Title Insurance Company (the “Title Company”) pursuant to the standard stipulations and conditions of the most current standard ALTA form of Owner’s Title Insurance Policy in use in the State of New York, subject only to the Permitted Encumbrances. In the event the Title Company selected by Buyer fails or refuses to insure title for any reason or no reason, Buyer or Seller (in the event that Buyer fails to exercise its right to substitute) may substitute First American Title Insurance Company, Stewart Title Insurance Company, or Chicago Title Insurance Company, in which event the substitute title company shall, for purposes of this Agreement, be the Title Company.

3.03 Prior to the Closing, Buyer may obtain an update of the Commitment and Survey (and shall reasonably promptly after receipt forward such update, or cause such updated Commitment and/or Survey to be forwarded, to Seller’s counsel). Within five (5) business days after receipt of any such update, and in any event prior to the Closing Date, Buyer shall provide written notice to Seller of any exception to title or Survey item in such update that is first appearing which is not a Permitted Encumbrance, and to which Buyer objects as permitted in accordance with the terms of this Agreement. Any timely objection Buyer makes to any updated Commitment or Survey which is not a Permitted Encumbrance is deemed a “Title Objection”. Within five (5) business days after Buyer notifies Seller of a given Title Objection, Seller shall advise Buyer in writing whether or not Seller intends to cure such Title Objection; provided, however, Seller shall be obligated in any event to cure any and all Mandatory Liens. In the event Seller notifies Buyer that Seller does not intend to cure such Title Objection (other than a Mandatory Lien), Buyer shall have the right, as its sole remedy, to be exercised within five (5) business days after receipt of such notice from Seller (time being of the essence), to terminate this Agreement by written notice to Seller and receive the Option Deposit, and thereafter neither party shall have any rights or obligations hereunder other than those rights and obligations expressly stated herein to survive the termination of this Agreement. If Buyer does not so elect in writing to terminate this Agreement, then Buyer shall remain obligated hereunder and shall accept title to the Property subject to such Title Objection (which shall be deemed a Permitted Encumbrance). In the event Seller is unable to eliminate any Title Objection by the Closing Date, unless the same is waived by Buyer in writing, Seller may adjourn the Closing Date for a reasonable period or periods not to exceed thirty (30) days in the aggregate (the “Title Cure Period”), in order to attempt to eliminate such exception. Subject to Seller’s adjournment right above, Seller shall at its expense cause any matter which is the subject of a Mandatory Lien to be bonded or otherwise discharged of record (if applicable) by the Closing. “Mandatory Liens” shall mean the following: (i) all mortgages recorded against or otherwise secured by the Property and related UCC filings and assignment of leases and rents and other evidence of indebtedness secured by the Property; (ii) liens or encumbrances voluntarily created or permitted by Seller or its affiliates; (iii) judgments against Seller and/or any encumbrance or matter to the extent any of them shall then be a lien and shall be in a determined monetary amount; and (iv) mechanics’, materialmans’ and other similar statutory liens (excluding any Tenant’s Mechanic’s Liens), subject to Section 3.09.

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3.04 Subject to Seller’s obligations in respect of Mandatory Liens, if Seller does not eliminate any objection to title that is not a Permitted Encumbrance, then Buyer shall have the right to either (i) terminate this Agreement, in which event the Option Deposit, and all interest accrued thereon, shall be returned to Buyer; or (ii) waive the objection to title and close the purchase of the Property; provided that in the case of any Mandatory Liens that are not cured by Closing, Buyer shall also have the options to close the purchase of the Property and have the Purchase Price reduced by such amount required to satisfy the Mandatory Liens, including any interest and penalties thereon or obtain specific performance with respect thereto.

3.05 If Seller shall adjourn the Closing Date in accordance with Section 3.03 in order to cure Buyer’s Title Objections, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Closing Date upon written notice to Buyer to a date that occurs five (5) business days after notice to Buyer (the “New Closing Notice”) (which New Closing Notice shall be provided to Buyer within two (2) business days after Seller cures the title objection in question)

3.06 Each party shall deliver or cause to be delivered to the other party or to the Title Company such duly executed and acknowledged or verified certificates and other instruments respecting its power and authority to perform the obligations hereunder, the due authorization thereof by appropriate proceedings and the authority of the officer or other representatives acting for it at the Closing, as counsel for the Title Company may reasonably request.

3.07 Unpaid franchise taxes of any corporation in the chain of title shall not constitute an objection to title, provided, that at Closing, (i) Seller makes such deposit or guarantee as might be reasonably required by the Title Company, (ii) the policy of title insurance issued by the Title Company insures against the collection thereof out of the Subject Premises, and (iii) such franchise taxes are omitted from Buyer’s lender’s title policy.

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3.08 The amount of any unpaid taxes, assessments and water and sewer charges which Seller is obligated to pay and discharge, with interest and penalties, may at the option of Seller be allowed to Buyer out of the balance of the Purchase Price, if official bills therefor with interest and penalties thereon figured to such date as is required by the Title Company are furnished to or obtained by the Title Company at the Closing for payment thereof and the Title Company omits same from the Buyer’s Title Policy.

3.09 Anything in this Agreement to the contrary notwithstanding, if the examination of title shall reveal a mechanic’s lien against the Subject Premises, same shall not constitute an objection to title, provided, that at Closing, Seller, in its sole and absolute discretion, either (i) makes such deposit as might be reasonably required by the Title Company with respect to liens the aggregate amount of which is no greater than five hundred thousand dollars ($500,000) or (ii) posts a bond discharging such mechanic’s lien but in both cases, provided, further that all such liens are omitted from the policy of title insurance issued by the Title Company in favor of Buyer in respect of the Subject Premises.

4.           APPORTIONMENTS AND ADJUSTMENTS.

4.01 The following apportionments shall be made between the parties at the Closing as of midnight of the day preceding the Closing Date (the “Apportionment Time”):

(a)          Collected rents and additional rents (subject to the provisions of Section 4.03);

(b)          (i) All real estate taxes and any general or special assessments imposed upon the Property, (ii) any fee, tax or charge imposed by any governmental authority for any vaults, vault space or other space within or outside the boundaries of the Property, and (iii) any taxes or assessments levied in whole or in part for public benefits to the Property, including any business improvement district taxes (or similar taxes) affecting the Property), if any, on the basis of the fiscal period for which assessed. If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed in accordance with Section 4.06;

(c)          Payments due or payable under any Service Agreements assigned to Buyer pursuant to this Agreement;

(d)          Tax and utility company deposits, if any;

(e)          Fees for any assignable permits or licenses;

(f)          New York State Division of Housing and Community Renewal, Realty Advisory Board or Rent Stabilization Association dues and any registration or filing fees with any other governmental authority engaged in rent or housing regulation; and

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(g)          All other adjustments as are usual in a real estate closing in accordance with the customs and practice for comparable closings of comparable buildings in New York, New York, except if specifically set forth to the contrary.

4.02 At Closing, Seller shall pay to Buyer (or credit against the Purchase Price) the amount of any security deposits held by Seller (and interest thereon (less any portion to which Seller is entitled as an administrative fee for the period prior to Closing) if the relevant lease provides that interest accrues to the tenant). Buyer shall indemnify and hold Seller free and harmless from any claims by tenants or others with regard to such deposits (and interest, if any) actually delivered or credited to Buyer, which obligation shall survive the Closing Date and delivery of the Deed. Seller shall indemnify and hold Buyer free and harmless from any claims by tenants pursuant to their leases with regard to the period prior to the Closing, which obligation shall survive the Closing Date and delivery of the Deed.

4.03 If any tenant is in arrears in the payment of rent on the Closing Date, Seller and Buyer shall agree upon a statement (“Delinquency Statement”) of all rentals delinquent as of Closing. Rentals are “delinquent” when payment thereof is due on or prior to the Closing but has not been made by the Closing. Any rental payments received subsequent to Closing by Seller or Buyer shall immediately be applied as follows: all rentals received subsequent to Closing shall be remitted to Buyer or applied first to any rentals and other charges due and payable for periods subsequent to Closing, and then any rentals shall be remitted to Seller or applied to delinquent rentals. Any rental payment received by a party that, pursuant to the previous sentence, is owed to the other party shall be remitted to the other party within ten (10) days after receipt. Subsequent to Closing, Seller shall have no right to pursue any rentals on its own account against any remaining tenant under a Lease assigned to Buyer at Closing. The terms of this Section 4.03 shall survive Closing and not be merged therein.

4.04 Seller shall pay all installments of special assessments due and payable, or attributable to the period, prior to the Closing Date, and Buyer shall pay all installments of special assessments due and payable on, or attributable to the period from and after the Closing Date.

4.05 Notwithstanding anything to the contrary contained in this Agreement, Seller shall attempt to obtain readings of the water meters affecting the Subject Premises to a date no earlier than thirty (30) days prior to the Closing. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. However, if Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and upon the obtaining thereof after Closing, Seller shall pay the charges incurred prior to the Closing as reasonably determined by Seller based upon such readings; and at Closing, Seller shall deposit with the Title Company an amount reasonably estimated by Seller to represent the anticipated obligation of Seller under this sentence. This Section 4.05 shall survive the Closing.

4.06 Seller shall pay, at or prior to Closing, all leasing costs in connection with the Leases including, without limitation, brokerage commissions, tenant concessions and attorneys’ fees to the extent such costs are then due and payable, have been incurred and/or are attributable to the period prior to the Closing. For the avoidance of doubt, all brokerage commissions and monetary concessions with respect to the initial term of any Lease (but, in no event, any renewal or option periods) shall be deemed to be attributable to the period prior to the Closing.

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4.07 To the extent that any final information necessary to cause the foregoing prorations to be made on the Closing Date is not available at the Closing Date, the amount of any adjustment described in this Section shall be estimated and paid at the Closing Date based upon the best information available to Seller and Buyer at the time and shall be adjusted no later than the date that is six (6) months following the Closing Date. If there is a dispute between the parties regarding any such adjustment, such dispute may be submitted for determination by either party to a nationally recognized certified public accounting firm reasonably and mutually selected by the parties. The determination of such firm shall be final and conclusive on the parties and judgment may be entered thereon in any court of competent jurisdiction. The rules of the American Arbitration Association applicable to commercial arbitrations shall apply to any such arbitration. The parties shall make the appropriate adjusting payment between them within thirty (30) days after such adjustment is determined. The foregoing obligations in this Section 4.07 shall survive the Closing, any other provision hereof to the contrary notwithstanding.

4.08 Seller acknowledges that Buyer has advised Seller that an owner of beneficial interests in Buyer (the “Public Company Owner”) may be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year and the current fiscal year through the Closing Date. Seller agrees to use commercially reasonable efforts to assist the Public Company Owner in preparing the SEC Filings and to provide access to Seller’s information reasonably required in connection thereto at no additional cost to Seller. In that regard, Seller acknowledges that as a publicly traded company, the Public Company Owner will be required after Closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller shall use commercially reasonable efforts to comply with the provisions set forth in Exhibit “K” attached hereto and made a part hereof in order to facilitate such compliance by Buyer; provided that, notwithstanding anything contained in this Agreement or in Exhibit “K” to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof and shall not be required to incur any unreimbursed expense in connection therewith.

5.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.

5.01 Seller represents and warrants to Buyer as of the Effective Date and, except as otherwise provided herein, as of the Closing Date:

(a)          Good Standing. Each entity comprising Seller is duly organized and validly existing under the laws of the state in which they are formed. The execution, delivery and performance of this Agreement on behalf of Seller has been duly authorized and no approval, consent, order or authorization by any third party is required in connection with the execution and delivery of and compliance with this Agreement by Seller. Seller is the record owner of the Subject Premises.

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(b)          Condemnation. Seller has not received notice of any pending or proposed condemnation or taking of the Subject Premises.

(c)          Service Agreements. Exhibit “D” attached hereto includes a true, correct and complete list of all Service Agreements, each of which, to Seller’s knowledge, is in full force and effect. Neither Seller nor, to Seller’s knowledge, any other party is in default in any material respect under the terms of any Service Agreements. True and complete copies of the Service Agreements have been provided to Buyer.

(d)          Due Authorization. Each entity comprising Seller has the requisite power and authority to enter into and to perform the terms of this Agreement. Each entity comprising Seller is not subject to any law, order, decree, restriction, or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of each entity comprising Seller. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by each entity comprising Seller, when executed and delivered, shall constitute the legal, valid and binding obligation of each entity comprising Seller enforceable against each entity comprising Seller in accordance with its respective terms.

(e)          No Violations. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires any entity comprising Seller to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon any entity comprising Seller.

(f)          Employees; Collective Bargaining Agreements. Neither Seller nor any affiliate of Seller has any employees employed at or with respect to the Property which will become the obligation of Buyer after the Closing Date, subject to the terms of Section 7.01(f). There is no collective bargaining agreement or other union agreement with respect to the Property.

(g)          Non-Foreign Status. Seller is not a “foreign person” as defined in the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as amended.

(h)          Personal and Intangible Property. Attached hereto as Exhibit “F” is a true, correct and complete list of all Personal Property either currently on the Subject Premises or expected to be on the Subject Premises. Seller has good title to all such Personal Property subject to no liens or encumbrances.

(i)          Options. No party other than Buyer has any option, right of first offer or right of first refusal to purchase or lease any portion of the Subject Premises.

(j)          Bankruptcy. Seller is not the subject debtor under any federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets.

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(k)          Litigation. There is no action, suit, proceeding or claim (any of the foregoing, an “Action”) affecting Seller or the Property or any portion thereof (including, without limitation, any plan or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Subject Premises), including, without limitation, any Action affecting Seller and relating to the ownership, construction, operation, use or occupancy of the Property for its intended purpose, which is pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental entity, or to the knowledge of Seller, has any such Action been threatened or asserted, other than claims (1) for personal injury, property damage or worker’s compensation, for which the insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits, or (2) in respect of landlord-tenant proceedings, for non-payment of rent.

(l)          Leases. Schedule “5.01(l)” includes a true, correct and complete list of all Leases, including a rent roll (the “Rent Roll”) that sets forth (i) the name of each tenant occupying a unit at the Subject Premises pursuant to a Lease, (ii) the address or unit number of the unit leased by such tenant, (iii) the commencement and expiration dates of such Lease, (iv) the monthly rental payable under such Lease, and (v) the amount of any security deposit and other deposits, if any, paid by such tenant, and a report detailing the current payment status, arrearages and charges applicable to each such Lease. There are no other Leases, licenses or other occupancy agreements of all or any portion of the Subject Premises other than the Leases set forth on Schedule 5.01(l), true and complete copies of each such Lease (including, without limitation all amendments, supplements or other modifications thereto) have been provided or made available to Buyer, and each such Lease (including, without limitation all amendments, supplements or other modifications thereto) is in full force and effect. As of Closing, there will be no such Leases except for the Leases entered into pursuant to Section 7.01(b). Seller has not received or delivered any written notices from or to any of the tenants under the Leases asserting that either Seller or any such tenant, respectively, is in default under any of the respective Leases (other than defaults that have been cured in all material respects) and Seller is not aware of any such default (other than de minimis defaults in the ordinary course). Other than as set forth on the Rent Roll, no rent under any Lease has been paid more than one (1) month in advance of its due date. No leasing or brokerage agreement with respect to the Subject Premises will be binding on Buyer other than that certain agreement between Seller (or its predecessor in interest) and Citi Habitats (to the extent of obligations of the Property owner first arising after the Closing) and all brokerage commissions that are or will become due and payable with respect to the initial term of each Lease reflected on the Rent Roll delivered at Closing have been paid in full.

(m)          OFAC. Neither Seller nor any of its affiliates nor, to Seller’s knowledge, any of its agents acting in any capacity in connection with the transactions contemplated hereby, is a person and/or entity with whom Buyer is restricted from doing business under the Internal Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; the Trading With The Enemy Act, 50 U.S.C. App. Section 5; the U.S.A. Patriot Act of 2001, U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” or “blocked person”; any executive orders promulgated under any of the foregoing, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States of America or any regulations, list or the like promulgated thereunder or relating thereto.

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(n)          ERISA. Seller is not, and is not acting on behalf of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

5.02 As used in this Agreement, the terms “Seller’s knowledge” or “knowledge of Seller” means the actual knowledge (without independent inquiry or investigation) of Omri Sachs, Dvir Cohen Hoshen and/or Ron Vaksin and shall not be construed to refer to the knowledge of any other employee, officer, director, member, manager or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge.

5.03 The representations and warranties made by Seller in Section 5.01 shall be deemed to be remade as of Closing and not be merged into any instrument or conveyance delivered at Closing and will survive the Closing Date for a period one hundred eighty (180) days, which one hundred eighty (180) day period will be extended for so long as any claim of breach of any such representation or warranty notice of which was provided to Seller within such one hundred eighty (180) day period shall be outstanding. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that occurs after the date hereof and results from an act or omission that is permitted under the terms of this Agreement (e.g., entering into a new Commercial Lease in accordance with the provisions of Section 7.01(b) hereof) so long as such act or omission is taken in accordance with the terms of this Agreement; provided, however, that if, despite such changes, the Closing occurs, such Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified accordingly (but only to the extent that Buyer has actual knowledge prior to Closing of such changes to Seller’s representations and warranties and nevertheless consummated the Closing). Notwithstanding anything contained herein to the contrary, the aggregate liability of Seller arising in respect of the inaccuracy of any of such representations and warranties of Seller shall not exceed the lesser of (x) the Buyer’s actual damages with respect to such breach, and (y) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000); provided that the foregoing shall not affect Buyer’s rights under Section 19.17 hereof or any indemnification or similar provision hereof.

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5.04 Changes in Conditions. If, prior to the Closing Date, Seller or Buyer discovers a “material breach” (as hereafter defined) of any of Seller’s representations or warranties in Section 5.01 hereof, the party making the discovery shall deliver written notice to the other party of the breach and Seller will have the right to either cure the untrue representation or warranty or not to cure such breach. Seller shall have ten (10) days after notice of the breach was given in which to give notice to Buyer of the election by Seller to cure or not cure the untrue representation or warranty. Failure of Seller to timely make an election to cure will be deemed an election not to cure. If Seller elects, or is deemed to have elected, not to cure such breach (or if such breach is not curable), Buyer will have the right, as its sole and exclusive remedy, to: (i) terminate this Agreement without any right or claim to damages, and the Option Deposit shall be returned to Buyer; or (ii) waive the breach and, subject to the other terms and conditions of this Agreement, consummate the purchase of the Property without a reduction in the Purchase Price. Buyer’s election between (i) and (ii), above, must be made within ten (10) business days after the receipt of Seller’s notice or deemed notice not to cure such breach, and Buyer’s failure to timely make an election shall constitute Buyer’s deemed termination of this Agreement. For the purposes of this Section 5.04, a “material breach” shall be a breach of Seller’s representations and warranties in Section 5.01 hereof which, individually or when taken together with all other breaches of Seller’s representations and warranties, may reasonably cost $100,000.00 or more, in the aggregate, to cure or correct or may reasonably result in $100,000.00 or more in damages to Buyer.

6.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER.

6.01 Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date:

(a)          The Buyer has the requisite power and authority to enter into and to perform the terms of this Agreement. Buyer is not subject to any law, order, decree, restriction, or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Buyer. This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Buyer, when executed and delivered, shall constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms.

(b)          Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Buyer to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Buyer.

(c)          There are no judgments, orders, or decrees of any kind against Buyer unpaid or unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to the best of Buyer’s actual knowledge, threatened against Buyer, which would have any material adverse effect on the business or assets or the condition, financial or otherwise, of Buyer or the ability of Buyer to consummate the transactions contemplated by this Agreement.

(d)          Buyer is not a person and/or entity with whom Seller is restricted from doing business under the Internal Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq.; the Trading With The Enemy Act, 50 U.S.C. App. Section 5; the U.S.A. Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by OFAC (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States of America.

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6.02 BUYER ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES, IS UNWILLING TO MAKE ANY REPRESENTATIONS, AND HELD OUT NO INDUCEMENTS TO BUYER, OTHER THAN THOSE HEREIN EXPRESSED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HAS NOT RELIED ON ANY REPRESENTATIONS OR WARRANTIES, AND SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES IN EITHER CASE EXPRESS OR IMPLIED, EXCEPT AS HEREIN EXPRESSLY PROVIDED, AS TO (I) THE CURRENT OR FUTURE REAL ESTATE TAX LIABILITY, ASSESSMENT OR VALUATION OF THE SUBJECT PREMISES; (II) THE POTENTIAL QUALIFICATION OF THE SUBJECT PREMISES FOR ANY AND ALL BENEFITS CONFERRED BY FEDERAL, STATE OR MUNICIPAL LAWS, WHETHER FOR SUBSIDIES, SPECIAL REAL ESTATE TAX TREATMENT, INCLUDING, WITHOUT LIMITATION, PURSUANT TO THE §421-A TAX EXEMPTION PROGRAM, INSURANCE, MORTGAGES, OR ANY OTHER BENEFITS, WHETHER SIMILAR OR DISSIMILAR TO THOSE ENUMERATED; (III) THE COMPLIANCE OF THE SUBJECT PREMISES, IN ITS CURRENT OR ANY FUTURE STATE WITH APPLICABLE ZONING ORDINANCES AND THE ABILITY TO OBTAIN A VARIANCE IN RESPECT OF THE SUBJECT PREMISES’ NONCOMPLIANCE, IF ANY, WITH SAID ZONING ORDINANCES; (IV) THE AVAILABILITY OF ANY REFINANCING FOR THE PURCHASE, ALTERATION, REHABILITATION OR OPERATION OF THE SUBJECT PREMISES FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO STATE, CITY OR FEDERAL GOVERNMENT OR ANY INSTITUTIONAL LENDER; (V) THE CURRENT OR FUTURE USE OF THE SUBJECT PREMISES; (VI) THE PRESENT AND FUTURE CONDITION AND OPERATING STATE OF ANY AND ALL MACHINERY OR EQUIPMENT ON THE SUBJECT PREMISES EXCEPT AS HEREIN SET FORTH, AND THE PRESENT OR FUTURE STRUCTURAL AND PHYSICAL CONDITION OF THE BUILDING OR ITS SUITABILITY FOR REHABILITATION OR RENOVATION; (VII) THE PRESENCE OR ABSENCE OF ANY RULES OR NOTICES OF VIOLATIONS OF LAW ISSUED BY ANY GOVERNMENTAL AUTHORITY; (VIII) THE LAYOUT, LEASES, RENTS, INCOME, EXPENSES OR OPERATION OF THE SUBJECT PREMISES; (IX) COMPLIANCE OR NONCOMPLIANCE WITH ANY APPLICABLE RENT LAWS, REGULATIONS OR GUIDELINES; AND IS THOROUGHLY ACQUAINTED WITH THEIR CONDITION AND AGREES TO PURCHASE THEM “AS IS” AS OF THE CLOSING DATE. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, PERTAINING TO THE SUBJECT PREMISES OR THE OPERATION, LAYOUT, EXPENSES, CONDITION, INCOME, LEASES OR RENTS FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH HEREIN. THIS SECTION SHALL SURVIVE THE CLOSING.

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7.           OPERATIONS PENDING CLOSING; COVENANTS OF SELLER.

7.01         Seller agrees that between the Effective Date and the Closing:

(a)          Seller shall diligently and in a good workmanlike manner in substantial compliance with all applicable laws and regulations, this Agreement, Leases in effect and the Option Agreement, fully complete and pay for any uncompleted work in respect of the Improvements erected on the Subject Premises, as set forth on Exhibit “L” hereto (collectively, “Punchlist Items”).

(b)          Except as expressly set forth in this Section 7.01(b) Seller shall not enter into or extend, renew, replace, otherwise modify, terminate or cancel any Lease or any license or other occupancy agreement. Seller shall use commercially reasonable efforts to lease the residential, retail and community facility units in the Building, which Leases may be entered into by Seller, provided that the tenants and Leases meet the Leasing Guidelines (as defined in the Option Agreement). Seller shall not apply any security deposit under any Lease other than in accordance with the provisions of such Lease and all applicable laws in connection with a default by such tenant beyond any applicable notice and grace period. Seller will deliver to Buyer a weekly leasing report listing all new Leases for the Property, together with copies of all Leases executed to date by Seller, which have not heretofore been delivered to Buyer. Seller shall not permit any tenant under any Lease to assign its Lease or to perform any material alterations without the prior consent of Buyer (unless Seller’s consent therefor is not required by the terms of such Lease).

(c)          Seller shall not materially modify or amend any Service Agreement or enter into any new Service Agreement unless the same is terminable without penalty or fee by the then owner of the Subject Premises upon no more than 30 days’ notice.

(d)          Seller shall maintain in full force and effect until the Closing all liability and casualty insurance policies (“Insurance Policies”) which are currently in effect (or replace same with comparable policies) for the Subject Premises. Seller hereby agrees that the Insurance Policies shall include full replacement cost coverage with respect to the Subject Premises.

(e)          No Personal Property included in this sale shall be removed from the Subject Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

(f)          Seller shall assign all third party warranties, guaranties and indemnities to Buyer at Closing to the extent that the foregoing are assignable pursuant to documentation reasonably acceptable to Buyer; provided that if any such warranty, guaranty or indemnity shall not be assignable to Buyer, then, at Buyer’s request, Seller shall use commercially reasonable efforts to enforce such warranty, guaranty or indemnity for the benefit of Buyer and in accordance with Buyer’s reasonable written directions. The provisions of this Section 7.01(f) shall survive the Closing.

(g)          Seller shall be responsible to deliver the Subject Premises to Buyer at the Closing without any employees and free and clear of any claims of any parties with respect to employment at the Subject Premises; provided, however, that (i) the occupancy of unit “2 I” of the Subject Premises, pursuant to a license agreement which has been approved by Buyer, by the superintendent of the Subject Premises shall not be a breach of the foregoing covenant, and (ii) the employment agreement for the superintendent, if any, is approved by Buyer in advance in writing.

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7.02 Seller shall continue to diligently pursue prior to Closing (and if applicable, post-Closing in accordance with the terms set forth below), at Seller’s sole cost and expense, receipt of a permanent certificate of occupancy for the Subject Premises (the “PCO”); provided, however, the receipt thereof is not a condition to Closing. Seller agrees to cause a certificate of occupancy for the Subject Premises complying with the requirements of Exhibit “M” hereto (the “TCO”), to be issued prior to Closing and thereafter timely renewed from the date hereof through Closing so that at all times after the issuance of the TCO and prior to issuance of the PCO, the TCO shall remain in full force and effect. If the PCO is not obtained prior to the Closing, it shall be a condition precedent to Buyer’s obligations to close that the TCO then currently be in effect.

(a)          PCO Delivery Date. If the PCO is not obtained prior to the Closing, it shall be a post-Closing obligation of Seller to obtain, at Seller’s sole cost, the PCO no later than the date that occurs fifteen (15) months after the Closing Date (the “PCO Deadline Date”). The obligations of Seller under this Section 7.02 shall survive Closing, any other provision hereof to the contrary notwithstanding.

(b)          PCO Escrow Holdback. If the PCO is not obtained and delivered to Buyer prior to the Closing, on the Closing Date, Buyer shall deduct from the Closing Payment owed at Closing an amount equal to $250,000.00 (the “PCO Escrow Holdback”) and deposit such amount in escrow pursuant to the terms of an escrow agreement (the “PCO Escrow Agreement”) in the form attached hereto as Exhibit “G” among Seller, Buyer and the Escrow Agent.

7.03 In connection with Seller’s post-Closing obligations to obtain the PCO upon request from Seller, Buyer shall (i) provide Seller with reasonable access (subject to the rights of tenants and other occupants of the Improvements) to the Improvements to the extent necessary to obtain the PCO including, without limitation, access to perform such work as is required to obtain the PCO, (ii) execute, at no cost to, and without liability to, Buyer, all truthful and correct applications and certificates required to obtain the PCO reasonably acceptable to Buyer, and (iii) at no cost to, and without liability to Buyer, take such other actions as are reasonably required by Seller in order to obtain the PCO. Seller, at no cost to, and without liability to, Buyer, shall have the right to make such truthful and correct filings as are required to obtain the PCO. Upon Buyer’s written request therefor, Seller shall provide to Buyer, no later than ten (10) business days after such request, a list setting forth the details of construction required for receipt of the PCO for the Improvements. Seller and Buyer shall cooperate with each other to diligently obtain the PCO. Without limiting the foregoing, Seller shall indemnify, defend and hold Buyer harmless from and against all claims, losses, liabilities, actions, demands, judgments, proceedings, damages, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) with respect to any lien or encumbrance filed against the Subject Premises arising as a consequence of or in connection with any work performed by or on behalf of Seller with respect to Seller’s post-Closing obligations to obtain the PCO. If Buyer or any of Buyer’s affiliates, employees, agents or other representatives shall fail, in any material respect, to cooperate with Seller as is reasonably necessary in order to obtain the PCO and Seller gives Buyer notice of the occurrence thereof with reasonable specificity, and such failure continues for thirty (30) days after Buyer’s receipt of such notice, then the PCO Escrow Holdback shall be released to Seller in accordance with the PCO Escrow Agreement. The obligations of Seller and Buyer under this Section 7.03 shall survive Closing.

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7.04         Eligibility Certificate.

(a)          On or before the date of execution of this Agreement, Seller shall have provided a draft of the application (the “Final 421-a Application”) for a final Certificate of Eligibility for 421-a benefits for the Subject Premises (the “Eligibility Certificate”) to Buyer prior to submission thereof to the New York City Department of Housing Preservation and Development (“HPD”), together with a 421-a maximum rent analysis of the Subject Premises. Buyer shall have the right to review the draft Final 421-a Application and 421-a maximum rent analysis and require Seller to make changes thereto as Buyer shall deem reasonably necessary or appropriate. Seller shall file the Final 421-a Application within two (2) business days from the date Buyer notifies Seller in writing that Buyer has approved the Final 421-a Application.

(b)          Seller shall file with HPD, no later than ninety (90) days from the issuance of the first TCO or the PCO covering all of the residential units in the Building (the “421-a Filing Deadline”), all of the documents required to complete the Final 421-a Application, including, without limitation, the following documents (collectively, the “Supporting Documents”):

(i)          a cost certification and actual development costs certified by a certified public accountant;

(ii)         architect’s completion of construction affidavit with copies of all TCOs and PCOs issued;

(iii)        proof of multiple dwelling registration with HPD;

(iv)        proof of rent registration with the New York State Homes and Community Renewal, including an affidavit in lieu of unregistered apartments; and

(v)         updated rent roll for the Subject Premises.

(c)          Seller shall provide copies of the Supporting Documents to Buyer’s representatives prior to submission thereof to HPD but no later than ten (10) days prior to the 421-a Filing Deadline. Buyer shall have the right to review the Supporting Documents and require Seller to make changes thereto as Buyer shall deem reasonably necessary or appropriate.

(d)          Seller shall diligently pursue prior to Closing (and if applicable, post-Closing in accordance with the terms set forth in this Section 7.04), at Seller’s sole cost and expense, receipt of the Eligibility Certificate; provided, however, the receipt thereof is not a condition to Closing. Prior to Closing (and if applicable, post-Closing in accordance with the terms set forth in this Section 7.04), Seller shall, at Seller’s sole cost and expense, cooperate in good faith with Buyer and shall cause Seller’s contractors and professionals to cooperate in good faith with Buyer in connection with HPD’s approval of the Final 421-a Application and its issuance of the Eligibility Certificate, including, without limitation, communicating with Buyer and promptly providing any documentation or information requested by HPD in connection therewith.

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(e)          Prior to Closing (and if applicable, post-Closing in accordance with the terms set forth in this Section 7.04), Seller shall, at Seller’s sole cost and expense, promptly deliver to Buyer copies of all material notices, correspondence, requests, and written communications from HPD with respect to the Final 421-a Application and/or the Eligibility Certificate.

(f)          If Buyer or any of Buyer’s affiliates, employees, agents or other representatives shall fail, in any material respect, to cooperate with Seller as is reasonably necessary in order to obtain the Eligibility Certificate and Seller gives Buyer notice of the occurrence thereof with reasonable specificity, and such failure continues for thirty (30) days after Buyer’s receipt of such notice, then the Eligibility Certificate Escrow Holdback shall be released to Seller in accordance with the Eligibility Certificate Escrow Agreement.

(g)          If the Eligibility Certificate is not obtained prior to the Closing, it shall be a post-Closing obligation of Seller to obtain the Eligibility Certificate, at Seller’s sole cost, no later than the date that occurs fifteen (15) months after the Closing Date (the “Eligibility Certificate Deadline Date”).

(h)          If the Eligibility Certificate is not obtained and delivered to Buyer prior to the Closing, on the Closing Date, Buyer shall deduct from the Closing Payment owed at Closing an amount equal to $375,000.00 (the “Eligibility Certificate Escrow Holdback”), as applicable, and deposit such amount in escrow pursuant to the terms of an escrow agreement (the “Eligibility Certificate Escrow Agreement”) in the form attached hereto as Exhibit “I” among Seller, Buyer and the Escrow Agent. The obligations of Seller under this Section 7.04 shall survive Closing, any other provision hereof to the contrary notwithstanding.

7.05 Promptly upon request by Buyer, Seller shall use commercially reasonable efforts to cause each tenant under a commercial Lease that is not, by its terms, subordinate to the lien of any mortgage subsequently placed on the Property, to execute a subordination, non-disturbance and attornment agreement reasonably satisfactory to Buyer and its lender or in the form required by such tenant’s lease or in the form customarily used by any national or regional tenant (collectively, the “SNDAs”).

8.           CLOSING.

8.01 Closing Date and Time. The closing of the transaction which is the subject of this Agreement (the “Closing”) shall take place on February 28, 2018 (the “Scheduled Closing Date”) at 10:00 a.m. at the office of Westerman Ball Ederer Miller Zucker & Sharfstein, LLP, 1201 RXR Plaza, Uniondale, New York 11556 (“Seller’s Attorneys”), or at the offices of Buyer’s lender, or Buyer’s lender’s attorney, or through escrow with the Title Company acting as escrow agent as shall be mutually agreeable to Seller and Buyer, or in such other location and manner as the parties shall mutually agree; provided, however, that Buyer shall have the right to adjourn the Scheduled Closing Date, upon notice to Seller, one (1) time for no more than fifteen (15) days without payment of any fee or additional deposit to Seller (“Buyer’s First Adjournment Option”). In the event Buyer exercises Buyer’s First Adjournment Option, Buyer shall have the right to one (1) additional adjournment of the Scheduled Closing Date, upon notice to Seller, of no more than fifteen (15) days, upon notice to Seller, provided that Buyer has contemporaneously therewith made payment of an additional $250,000.00 deposit to Escrow Agent (which deposit shall thereafter be deemed to be a part of the Option Deposit), which amount shall be applied toward the Closing Payment. The date on which the Closing shall occur shall be referred to herein as the “Closing Date”. TIME SHALL BE OF THE ESSENCE for Buyer to close on the Scheduled Closing Date, as same may be extended pursuant to the express provisions of this Section; it is hereby acknowledged and agreed that each such adjourned date set for Closing shall be TIME OF THE ESSENCE against Buyer to close.

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8.02 Closing Statement. Buyer and Seller shall request that the Title Company prepare a joint closing statement reflecting the prorations, adjustments and payments to be made by the parties under this Agreement (the “Closing Statement”) and furnish a draft of same to the parties no later than three (3) business days prior to Closing, and Seller and Buyer shall work in good faith to agree upon the same not less than one (1) business day prior to Closing. In the event any proration or apportionments made under this Agreement shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same in accordance with Section 4.07.

9.           BROKERAGE.

Seller and Buyer represent and warrant to each other that they have dealt with no broker in connection with this Agreement other than David Gibber (the “Broker”) and that they know of no broker who has claimed or may have the right to claim a commission or other compensation, in connection with this transaction other than the Broker. Seller shall pay the Broker a commission pursuant to a separate written agreement. Seller and Buyer shall indemnify, defend and hold harmless each other against any costs, claims or expenses, including reasonable attorneys’ fees, arising out of the breach on their part of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if Closing does not occur, the termination of this Agreement.

10.          SELLER’S CLOSING DELIVERABLES.

10.01 At the Closing, Seller shall execute (where applicable) and deliver (and cause to be acknowledged, where applicable) or cause to be delivered the following to Buyer:

(a)          A deed, properly executed in recordable form so as to convey the title required by this Agreement containing the covenant required by Section 13 of the Lien Law, and otherwise in the form of Exhibit “N” hereto.

(b)          Originals of all Leases together with all tenant files and correspondence and all information pertaining to any work performed in the Subject Premises.

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(c)          A schedule setting forth all arrears in rents and all security deposits, if any.

(d)          To the extent that they are then in Seller’s possession or control, copies or originals of all Permits and Licenses.

(e)          An original letter in the form of Exhibit “O” hereto, executed by Seller or its agent or attorneys, advising the tenants of the sale of the Subject Premises to Buyer and directing that rents and other payments thereafter be sent to Buyer or as Buyer may direct.

(f)          A credit against the Purchase Price in the amount of the security deposits paid by tenants under the Leases together with interest thereon if the term of the Lease provides that interest accrues to the benefit of the tenant.

(g)          An Assignment and Assumption of all Leases in the form of Exhibit “E” of this Agreement.

(h)          A New York City Real Property Transfer Tax Return, together with payment by Seller in satisfaction of the applicable transfer tax.

(i)          A New York State Combined Real Estate Transfer Tax Return, together with payment by Seller in satisfaction of the applicable transfer tax.

(j)          A New York State Real Property Transfer Report, Form RP-5217NYC (the “Form 5217”) in respect of the Option Subject Premises;

(k)          A blanket assignment, in the form of “Exhibit “P” hereto, of all Seller’s right, title and interest, if any, to all contractors’, suppliers’, materialmen’s and builders’ guarantees and warranties of workmanship and/or materials in force and effect with respect to the Subject Premises on the Closing Date.

(l)          A Certification of Non-Foreign Status, in the form of Exhibit “Q” hereto, in accordance with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (“Section 1445”).

(m)          Such evidence as the Title Company shall reasonably require, to the effect that the execution and performance of this Agreement has been duly authorized by Seller, and evidencing the authority of the signatory acting on behalf of Seller.

(n)          If the initial lease up of the Improvements has not been completed, an assignment and assumption of the leasing agreement between Seller (or Seller’s predecessor in interest) and Citi Habitats solely with respect to such the obligations of Seller (or Seller’s predecessor in interest) that first arise after the Closing (“Broker Assignment”).

(o)          A title affidavit substantially in the form of Exhibit “R” hereto.

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(p)          A certificate of Seller confirming that the warranties and representations of Seller set forth in this Agreement are true and complete on and as of the Closing Date (as same may be changed in accordance with the provisions hereof).

(q)          An Assignment and Assumption of the Service Agreements attached hereto as Exhibit “D” together with fully executed copies of each of such Service Agreements.

(r)          A bill of sale (the “Bill of Sale”) transferring and assigning to Buyer all of the Personal Property, which shall be substantially in the form attached hereto as Exhibit “H”.

(s)          A current payoff letter, in form and substance satisfactory to the Title Company, from the construction lender and the holders of any other financing secured by all or any portion of the Subject Premises.

(t)          The Closing Statement approved by Seller and Buyer.

(u)          Evidence reasonably satisfactory to Buyer of the completion and payment of all Punchlist Items.

(v)         Seller’s completed application for the Eligibility Certificate and Supporting Documentation.

(w)          Execute and deliver any other documents required by this Agreement to be executed and delivered by Seller.

(x)          A copy of a valid TCO or PCO.

(y)          Keys to all locks at the Subject Premises in Seller’s possession.

(z)          Final lien waivers and releases from all contractors performing any work in connection with completion of the Improvements, including, but not limited to, the Punchlist Items.

(aa)         An executed tenant estoppel certificate (“Tenant Estoppel Certificate”) from each non-residential tenant of the Building under each Lease, dated no earlier than thirty (30) days prior to Closing, in the form of Exhibit “J”, in the form required by such non-residential tenant’s Lease or on such national or regional retail tenant’s customarily used form, which shall be accepted as long as it does not disclose any materially adverse information or information which is inconsistent in any material respect with any representation or warranty of Seller contained in this Agreement or in the applicable Lease.

(bb)         The PCO Escrow Agreement.

(cc)         The Eligibility Certificate Escrow Agreement.

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(dd)         If requested by Buyer pursuant to Section 7.05 above and received by Seller, the SNDAs.

11.          BUYER’S CLOSING DELIVERABLES.

11.01 At the Closing, Buyer shall:

(a)          Pay the balance of the Purchase Price, as provided in Section 2(b).

(b)          Cause the Deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and payments in satisfaction of such taxes to be delivered to the appropriate officers promptly after the Closing Date.

(c)          Execute and deliver to Seller the Assignment and Assumption of Leases.

(d)          To the extent Buyer elects to take an assignment of the applicable leasing and marketing agreement, execute and deliver to Seller the Broker Assignment.

(e)          Execute and deliver to Seller the Assignment and Assumption of Service Agreements.

(f)          Execute and deliver to Seller the Closing Statement.

(g)          In accordance with Section 13.04, execute and deliver to Seller any duly executed and acknowledged or verified certificates and other instruments.

(h)          Provide sufficient evidence to Seller that Buyer has employed the superintendent at the Subject Premises who was formerly employed by Seller.

(i)          Execute and deliver any other documents required by this Agreement to be executed and delivered by Buyer.

(j)          Execute and deliver the PCO Escrow Agreement.

(k)          Execute and deliver the Eligibility Certificate Escrow Agreement.

12.         DESTRUCTION, DAMAGE OR CONDEMNATION.

12.01 Casualty. Seller shall keep in effect until Closing its present hazard insurance. The risk of any loss by fire or other casualty or by the taking of the Subject Premises or any part thereof by eminent domain shall be assumed solely by Seller until Closing; provided, however, if all or any part of the Improvements are damaged by fire or other casualty occurring on or after the Effective Date and prior to the Closing Date, whether or not such damage affects a material part of the Improvements, then:

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(a)          if the estimated cost of repair or restoration is less than or equal to five percent (5%) of the Purchase Price, and the casualty is fully covered by insurance (other than the deductible with respect thereto), neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price. In such event, (A) Seller shall assign to Buyer and Buyer shall have the right to make a claim for and to retain all of Seller’s interest in Seller’s casualty insurance policies including, without limitation, any casualty insurance proceeds received or receivable under the casualty insurance policies in effect with respect to the Subject Premises on account of such physical damage or destruction, (B) Buyer shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy and (C) Seller shall deliver to Buyer any insurance proceeds theretofore received by Seller less the amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Subject Premises in compliance with the applicable law.

(b)          if the estimated cost of repair or restoration exceeds five percent (5%) of the Purchase Price, or the casualty is not fully covered by insurance (other than the deductible with respect thereto), Buyer shall have the option, exercisable on or prior to the Casualty Election Date (as defined below), time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Option Deposit shall be returned to Buyer and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other in respect thereof except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this Section 12.01(b) shall occur and Buyer shall not timely elect to terminate this Agreement, then Buyer and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price. In such event, (A) Seller shall assign to Buyer and Buyer shall have the right to make a claim for and to retain all of Seller’s interest in Seller’s casualty insurance policies including without limitation, any casualty insurance proceeds received or receivable under the casualty insurance policies in effect with respect to the Subject Premises on account of such physical damage or destruction, (B) Buyer shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy and (C) Seller shall deliver to Buyer any insurance proceeds theretofore received by Seller less the amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Subject Premises in compliance with applicable law.

(c)          The estimated cost to repair and/or restore shall be established by estimates obtained from independent contractors jointly selected by Buyer and Seller, each acting reasonably.

(d)          The provisions of this Section 12.01 supersede any law applicable to the Subject Premises governing the effect of fire or other casualty in contracts for real property. Any disputes under this Section 12.01 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration in accordance with Exhibit “C”.

(e)          “Casualty Election Date” means the tenth (10th) business day following Buyer’s receipt of the estimates as described in clause (c) above.

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(f)          Seller shall not settle any casualty insurance claim without first obtaining Buyer’s consent thereto (which consent shall not be unreasonably withheld, delayed or conditioned).

12.02 Condemnation. If, prior to the Closing Date, any part of the Subject Premises is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Subject Premises of its intention to take, by condemnation or eminent domain proceeding, all or any part of the Subject Premises (a “Taking”), then Seller shall so notify Buyer (the “Taking Notice”), which Taking Notice shall describe the portion(s) of the Subject Premises which will or might be taken, and the following provisions shall apply:

(a)          if such Taking involves no portion of the Improvements, less than five percent (5%) of the Land and does not render any portion of the Subject Premises unusable for its current or intended purpose or inaccessible as determined by an independent architect jointly selected by Seller and Buyer, each acting reasonably, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price; provided, however, that Seller shall, on the Closing Date, (A) assign and remit to Buyer the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable out-of-pocket expenses incurred by Seller in connection with such Taking, and (B) to the extent that the award or other proceeds shall have been collected, deliver to Buyer an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking (it being understood that Buyer shall reimburse Seller for the reasonable out-of-pocket expenses incurred by Seller in connection with such Taking).

(b)          if such Taking involves any portion of the Improvements, more than five percent (5%) of the Land or renders the Subject Premises unusable for its current purpose or inaccessible as determined by an independent architect jointly selected by Seller and Buyer, each acting reasonably, Buyer shall have the option, exercisable on or prior to the Condemnation Election Date (as defined below), time being of the essence, to terminate this Agreement by delivering notice of such termination to Seller, whereupon the Option Deposit shall be returned to Buyer and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other in respect thereof except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this Section 12.02(b) shall occur and Buyer shall not timely elect to terminate this Agreement, then Buyer and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (A) assign and remit to Buyer the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable out-of-pocket expenses incurred by Seller in connection with such Taking, and (B) to the extent that the award or other proceeds shall have been collected, deliver to Buyer an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking (it being understood that Buyer shall reimburse Seller for the out-of-pocket reasonable expenses incurred by Seller in connection with such Taking).

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(c)          The provisions of this Section 12.02 supersede any law applicable to the Subject Premises governing the effect of condemnation in contracts for real property.

(d)          “Condemnation Election Date” means the tenth (10th) business day following Buyer’s receipt of an independent architect’s determination as described in clause (b) above

13.         OBJECTIONS TO TITLE: FAILURE OF SELLER OR BUYER TO PERFORM.

13.01 Objections to title and Seller and Buyer obligations in regard to same shall be addressed in accordance with the terms and conditions of this Agreement.

13.02 Neither this Agreement nor the Option Agreement shall be deemed to require Seller (1) to institute any legal action or proceeding to remove any defects in or objections to title, or (2) to expend any moneys to remove any defects or objections to title, except as otherwise set forth in this Agreement and the Option Agreement.

13.03 The acceptance of the Deed by Buyer shall be deemed to be full performance of, and discharge of, every agreement and obligation on the part of Seller to be performed hereunder as a condition precedent to Buyer’s obligations except for matters that are expressly provided herein to survive the Closing.

13.04 Each party shall deliver or cause to be delivered to the other party or to the Title Company such duly executed and acknowledged or verified certificates and other instruments respecting its power and authority to perform the obligations hereunder, the due authorization thereof by appropriate proceedings and the authority of the officer or other representatives acting for it at the Closing, as counsel for the other party or the Title Company may reasonably request.

13.05 If the Subject Premises shall, at the time of Closing, be subject to any liens, such as for judgments or transfer, franchise, license or other similar taxes, or any encumbrances or other title exceptions which would be grounds for Buyer to reject title hereunder, the same shall not be deemed an objection to title provided that, at the time of Closing, the Title Company will issue or bind itself to issue a policy which will insure Buyer against collection thereof from or enforcement thereof against the Subject Premises for a premium computed at regular rates. The existence of any such liens or other defects at the Closing shall not be deemed defects in or objections to title if Seller shall deliver at the Closing instruments in form sufficient to satisfy the same which are acceptable to the Title Company to provide the insurance coverage pursuant to the preceding sentence.

14.         CONDITIONS TO CLOSING:

14.01 Buyer’s Conditions to Closing. Notwithstanding anything to the contrary contained herein, the obligation of Buyer to close title and pay the Purchase Price in accordance with this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Buyer, at its election, evidenced by written notice delivered to Seller at or prior to the Closing, may waive all or any of such conditions:

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(a)          Seller shall have performed in all material respects all of Seller’s covenants, agreements and obligations under this Agreement that are then required to be performed under this Agreement and Seller shall have executed and delivered to Buyer all of the documents required to be delivered by Seller at the Closing and otherwise; and

(b)          All of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

(c)          Title to the Subject Premises shall be as provided in Section 3 of this Agreement.

14.02 Seller’s Conditions to Closing. Notwithstanding anything to the contrary contained herein, the obligation of Seller to close title in accordance with this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Seller, at its election, evidenced by notice delivered to Buyer at or prior to the Closing, may waive all or any of such conditions:

(a)          Buyer shall have executed and delivered to Seller all of the documents required to be delivered by Buyer at the Closing;

(b)          Buyer shall have paid all monetary amounts due from Buyer hereunder and otherwise performed all of Buyer’s covenants, agreements and obligations under this Agreement that are then required to be performed under this Agreement;

(c)          All of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date; and

(d)          Buyer shall have delivered to Seller the balance of the Purchase Price (as adjusted under Section 4 hereof).

15.         NOTICES.

All written notices and other communications (collectively, “Notices”) provided for or contemplated by this Agreement shall be addressed to (a) the party to whom such Notice is directed at the address hereinafter specified, unless written Notice of a change of address shall have been furnished to the other party and (b) to such party’s attorney at the address hereinafter specified for such attorney. All Notices shall be in writing and sent by (i) by hand or overnight courier (e.g., Federal Express or United Parcel Service, or (ii) by electronic mail portable document format (“PDF. For purposes of this Section 15, the addresses of the parties for all Notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

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To Seller:

470 4th Avenue Investors LLC
c/o Adam America Real Estate
850 Third Avenue, Suite 13D
New York, New York 10022
Attn: Omri Sachs
Email: omri@adamamericare.com

With a copy to:

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attn: Jay H. Levinton, Esq.
Email: jlevinton@westermanllp.com

To Buyer:

470 4TH AVENUE FEE OWNER, LLC
c/o Trinity Place Holdings Inc.
717 5th Avenue, Suite 1303
New York, New York 10022
Attn: Steven Kahn
Email: steven.kahn@tphs.com

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James P. Godman, Esq.
Email: jgodman@kramerlevin.com

To Escrow Agent:

Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attn: John Tonelli
Email: jtonelli@fnf.com

Any Notice may be given on behalf of any party by its counsel. Notices shall be deemed sufficiently served or given for all purposes under this Agreement, (i) in the case of hand delivery, upon the earliest of actual receipt or refusal by the addressee; (ii) in the case of overnight courier service, one (1) business day after delivered to the nationally recognized overnight courier service; or (iii) in the case of a PDF Notice, on the date of transmission if received by 5:00 p.m. of the recipient’s business day (otherwise it shall be deemed received on the next business day), provided that a hard copy of such PDF Notice is also delivered by hand delivery or overnight courier as provided in clause (i) or (ii) above.

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16.         CLOSING COSTS.

Seller shall pay the recording fees of any document necessary to satisfy any lien or other encumbrance against the Subject Premises. Seller shall pay the New York City Real Property Transfer Tax and New York State Real Estate Transfer Tax. Seller shall also pay (i) all costs and expenses, including any prepayment premiums, to prepay and release any mortgages or other security interests from the Subject Premises or any portion thereof; and any other costs and expenses required to be paid by the construction lender (except in connection with any assignment of any mortgage to the extent set forth in Section 19 hereof); (ii) fifty percent (50%) of customary and reasonable escrow fees charged by the Title Company; and (iii) its share of the prorations described herein. Buyer shall pay the costs of examination of title ordered by Buyer, any owner’s policy of title insurance to be issued insuring Buyer’s title to the Subject Premises, any mortgagee’s policy of title insurance to be issued insuring any mortgage encumbering the Subject Premises, as well as all other title charges and all other costs or expenses incident to execution or recordation of documents required in order to transfer title to or mortgage the Subject Premises to Buyer’s lender. Buyer shall pay for all costs incurred in connection with its inspections and due diligence. Buyer shall also pay (i) fifty percent (50%) of customary and reasonable escrow fees charged by the Title Company; and (ii) its share of the prorations described herein. Additionally, any expenses, charges and fees of Closing, not specifically allocated herein or elsewhere in this Agreement or incurred by a specific party, shall be borne by the parties in accordance with general custom in New York City, or, if no such custom exists, shall be borne equally between the parties. The terms of this Section 16 shall survive Closing and not be merged therein.

17.         PENDING TAX REDUCTION PROCEEDINGS.

There are no proceedings now pending for the reduction of the assessed valuation of the Subject Premises. Seller shall not file any new tax appeal for the real estate taxes attributable to the period prior to and including the year of Closing, unless and until Seller obtains Buyer’s prior written consent, which consent will not be unreasonably withheld or delayed. To the extent that Seller shall receive such consent, Seller shall from time to time promptly provide Buyer with any material updates to the status of such appeals and shall obtain Buyer’s consent (not to be unreasonably withheld) with respect to any settlement of any such appeal relating to the Closing Tax Year (as defined below). Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Subject Premises due and payable with respect to the portion of the tax year in which the Closing occurs (the “Closing Tax Year”) from and after the Closing Date and all subsequent years thereto. To the extent any refunds or credits are attributable to real estate and personal property taxes paid for the Closing Tax Year, such amounts shall be prorated between Buyer and Seller in the manner provided in Section 4.01(b) hereof, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenant of the Subject Premises. The provisions of this Section 17 shall survive Closing (and not be merged therein).

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18.         NO FINANCING CONTINGENCY.

This Agreement is not contingent upon the Buyer obtaining financing or any commitment for financing.

19.         MISCELLANEOUS PROVISIONS.

19.01 This Agreement together with the Option Agreement embodies and constitutes the entire understanding between the parties hereto with respect to the transaction contemplated herein and therein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement and the Option Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

19.02 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in all respects including the validity, interpretation and performance thereof and without giving effect to principles of conflict of laws.

19.03 The captions in this agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement. Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the option agreement to which this Agreement is an exhibit (the “Option Agreement”).

19.04 This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

19.05 The submission of this Agreement by Seller to Buyer shall in no manner bind Seller or Buyer nor shall the same constitute an offer by Seller to Buyer. This Agreement shall be binding on the parties only when duly executed by Seller and Buyer and upon delivery of a copy of such fully executed agreement to the parties.

19.06 If the provisions of any exhibit or schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such exhibit or schedule shall prevail.

19.07 The parties agree that neither this Agreement nor the Option Agreement nor any memorandum or notice thereof shall be recorded in any public record and that, unless otherwise agreed to by Seller or otherwise required by law, this Agreement, the Option Agreement and the transaction contemplated herein shall be kept confidential by the parties, subject to Section 19.18. Nothing contained herein shall affect or be deemed to affect Buyer’s right, if any, to file a lis pendens or notice of pendency of action or similar notice against the Property in connection with an action for specific performance pursuant hereto.

19.08 Any time period provided herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day.

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19.09 This Agreement may be executed in any number of counterparts and by facsimile or portable document format (PDF), each of which shall be deemed an original and all of which constitute one and the same instrument.

19.10 In no event may Buyer contact any tenants of the Subject Premises without Seller’s express written or oral consent. Any violation of this provision shall be deemed to be a material default under this Agreement.

19.11 Nothing set forth in this Agreement regarding survival shall be deemed to limit either party’s rights against the other by reason of the indemnity obligations of such party to the other set forth in this Agreement which this Agreement provides shall survive the termination of this Agreement.

19.12 Intentionally Omitted.

19.13 Buyer may not assign this Agreement to any person or to any entity without the prior written consent of Seller and any assignment in violation of this provision shall be null and void and constitute a material breach of this Agreement. Notwithstanding the foregoing, upon written notice to Seller not less than five (5) days prior to the Closing Date, Buyer may assign this Agreement to any of the following: any entity owned fifty percent (50%) or more by or directly or indirectly controlled by Buyer; a limited partnership in which Buyer is a general partner; a general partnership in which Buyer is managing general partner; a co-tenancy in which Buyer is a co-tenant; or a limited liability company in which Buyer is the managing member.

19.14 BUYER ACKNOWLEDGES THAT EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING THE ADEQUACY, ACCURACY OR COMPLETENESS OF SELLER’S ENVIRONMENTAL AND/OR ENGINEERING REPORTS OR OTHER PLANS AND MATERIALS RELATING TO THE SUBJECT PREMISES MADE AVAILABLE TO BUYER, IF ANY (COLLECTIVELY, THE “REPORTS”), OR OTHER DOCUMENTS RELATING TO THE SUBJECT PREMISES, AND BUYER SHALL HAVE NO CLAIM AGAINST SELLER BASED UPON THE REPORTS OR SUCH OTHER DOCUMENTS RELATING TO THE SUBJECT PREMISES OR SELLER’S FAILURE TO DELIVER ANY DOCUMENTS RELATING TO THE SUBJECT PREMISES TO BUYER.

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19.15 EFFECTIVE AS OF THE CLOSING, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, MANAGERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT OTHER THAN EXPRESSLY SET FORTH HEREIN (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT) OF THE SUBJECT PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE SUBJECT PREMISES, WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTE, RULE OR ORDINANCE RELATING TO LIABILITY OF PROPERTY OWNERS FOR ENVIRONMENTAL MATTERS, WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE SUBJECT PREMISES AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE. EXCEPT AS SET FORTH HEREIN, THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE SUBJECT PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE AGREEMENTS, INDEMNITIES, REPRESENTATIONS, WARRANTIES AND OBLIGATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT WHICH THIS AGREEMENT PROVIDES ARE TO SURVIVE CLOSING OR ANY ACTS CONTITUTING FRAUD BY SELLER OR ANY AGREEMENT, INDEMNITY, REPRESENTATION OR WARRANTY EXPRESSLY MADE BY SELLER IN, OR ANY OTHER OBLIGATION OF SELLER UNDER, ANY DOCUMENT DELIVERED BY SELLER AT CLOSING. BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

19.16 At the option of either Seller or Buyer, each party agrees to cooperate with the other to qualify this transaction as a like-kind exchange of property described in Section 1031 of the Internal Revenue Code of 1986, as amended. Seller and Buyer further agree to consent to the assignment of this Agreement to a “Qualified Intermediary” and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party (other than de minimus attorneys’ fees), (ii) the other party shall incur no liability as a result of, or in connection with, such exchange and (iii) no such assignment of this Agreement shall relieve the requesting party of its obligations under this Agreement or delay the Closing and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by it under this Agreement. The terms of this Section 19.16 shall survive Closing and not be merged therein.

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19.17 Each of the parties will pay its own attorneys’ fees except as otherwise specifically provided for herein. In any dispute or action between the parties arising out of this Agreement, or in connection with the Subject Premises, the prevailing party shall be entitled to have and recover from the other party all court costs and reasonable attorneys’ fees related thereto, whether by final judgment or by out-of-court settlement.

19.18 Prior to the Closing, Buyer agrees to treat the transactions contemplated herein and all information received with respect to the Subject Premises, whether such information is obtained from Seller or from Buyer’s own studies, in a confidential manner. Prior to the Closing, Buyer shall not disclose any such information to any third parties, other than such disclosure (i) to Buyer’s counsel, and other professionals, actual or potential investors, partners and lenders and their respective counsel and other professionals, insurers, property managers, mortgage brokers, employees, agents, consultants, accountants and advisors as may be required in connection with the transactions contemplated hereby, provided that in each of the aforementioned cases, such disclosure is to be made expressly subject to this confidentiality requirement; (ii) as any governmental agency may require in order to comply with applicable laws or a court order, or as a result of the fact that Buyer’s beneficial owner is a public company; or (iii) to the extent that such information is a matter of public record, other than as a result of a breach of Buyer’s obligations under this Section 19.18. Buyer agrees to keep the terms and conditions of this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the Buyer. Seller and Buyer hereby acknowledge and agree that from and after the Closing neither party shall issue a press release related to the transactions contemplated hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. The provisions of this Section 19.18 shall survive the Closing or earlier termination of this Agreement.

19.19 Notwithstanding that there is no financing contingency, at Buyer’s request, Seller agrees to reasonably cooperate with Buyer in order to enable Buyer to consummate an assignment of the existing mortgages on the Subject Premises to Buyer’s lender, provided such assignment shall not be a condition of Closing. Buyer shall pay all payments and other costs and fees as and when due in connection with such assignment by Buyer, including, but not limited to, all assignment fees, legal fees, application and processing fees and payments and all other costs and expenses due to Seller’s existing mortgagee.

20.         ESCROW AGENT.

Escrow Agent acknowledges and agrees to continue to comply with Article 11 of the Option Agreement.

21.         DEFAULT; REMEDIES.

21.01 Buyer’s Remedies. Except as otherwise specifically provided in this Agreement, in the event that: (A) (1) Seller fails or refuses to comply with any of Seller’s obligations hereunder, or (2) there is a material breach of any representation(s) or warranty(ies) by Seller or failure of any condition precedent to Buyer’s obligations hereunder; and (B) Buyer is not in default of its material obligations hereunder, then Buyer may elect one of the following options to be exercised by or on behalf of Buyer, as Buyer’s sole and exclusive remedy, and subject to the qualifications hereinafter set forth:

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(a)          to terminate this Agreement by giving Seller written notice of such election; or

(b)          to waive, prior to or at the Closing and after any cure period, the applicable objection or condition and proceed to close the transaction contemplated hereby in accordance with the remaining terms hereof; or

(c)          in the event of a failure or refusal by Seller to comply with any of Seller’s obligations hereunder, to seek to enforce specific performance by Seller of its obligations under this Agreement.

21.02 In the event of a termination of this Agreement by Buyer under Section 21.01(a), then (i) the Option Deposit shall be returned to Buyer; and (ii) Seller and Buyer shall be released and relieved of further obligations, liabilities or claims hereunder except as herein otherwise expressly specified. Any action for specific performance pursuant to the provisions of Section 21.01(c) must be instituted by Buyer, if at all, within sixty (60) days after the later to occur of (x) the date upon which Buyer has actual knowledge that the default has occurred or (y) the Scheduled Closing Date, and (ii) if such action is not so instituted by Buyer within such period of time, then Buyer shall be deemed conclusively to have waived the right to institute such action and to have elected to terminate this Agreement as provided above.

21.03 Seller’s Remedies. If Buyer fails to consummate the purchase of the Property as required under this Agreement for any reason other than the failure of any condition precedent to Buyer’s obligation to consummate such purchase, or Seller’s default or termination of this Agreement by Buyer or Seller pursuant to a right to do so under the provisions of this Agreement, then the Option Deposit shall be paid to Seller as liquidated damages (which shall be Seller’s sole and exclusive remedy against Buyer in tort or contract, and in law or equity), it being agreed between the parties hereto that the actual damages to Seller in such event are impractical to ascertain and the amount of the Option Deposit is a fair and reasonable estimate thereof and shall be and constitute valid liquidated damages, not a forfeiture or penalty, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement. WITHOUT LIMITATION OF THE FOREGOING, SELLER WAIVES ANY RIGHT THAT IT MAY HAVE UNDER RELEVANT STATUTORY LAW TO SEEK SPECIFIC PERFORMANCE OR ANY OTHER REMEDY IN LAW OR EQUITY OTHER THAN RECEIPT OF THE OPTION DEPOSIT.

21.04 Intentionally Omitted.

21.05 Conflict with the Option Agreement. In the event of any conflict between this Agreement (or any portion thereof) and the Option Agreement after the exercise of the Option by Buyer (if applicable), the terms of this Agreement shall prevail.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

BUYER:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

ESCROW AGENT:

ACKNOWLEDGED AND AGREED WITH RESPECT TO ARTICLE 2 AND ARTICLE 20 ONLY.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

Signature Page

EXHIBIT A

Legal Description of Subject Premises

Lot 43

All that certain plot, piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly side of 4th Avenue and the southeasterly side of 11th Street;

RUNNING THENCE northwesterly along the southeasterly side of 11th Street, 105 feet 9 inches to a point; THENCE TURNING and running easterly, on a line parallel with 4th Avenue, 120 feet 0 inches to a point;

THENCE TURNING and running southeasterly, on a line parallel with 10th Street, 105 feet 9 inches to the northwesterly side of 4th Avenue;

THENCE TURNING and running southwesterly along the northwesterly side of 4th Avenue, 120 feet 0 inches to the point and place of BEGINNING.

A-1

EXHIBIT B

Additional Permitted Exceptions

1.	Terms, Covenants, Restrictions Easements and Agreement contained in a Zoning Lot Development and Easement Agreement made by and between Kenneth Juris and the Pauline Samuel’s Living Trust (Owner) and Fourth Eleventh Development LLC (Developer), dated as of 2/4/2014 and recorded 2/26/2014 as CRFN 2014000070415.

2.	Declaration of Zoning Lot Restrictions made by Kenneth Juris, the Pauline Samuel’s Living Trust and Fourth Eleventh Development LLC dated as of 2/4/2014 and recorded 2/26/2014 as CRFN 2014000070417.

3.	Zoning Lot Description and Ownership Statement made by 470 4th Avenue Investors LLC, dated 2/25/2014 and recorded 3/3/2014 as CRFN 2014000073663.

4.	Zoning Lot Certification made by Riverside Abstract, LLC, as agent for Fidelity National Title Insurance Company, dated 2/27/2014 and recorded 3/7/2014 as CRFN 2014000081121.

5.	Certificate Pursuant to Zoning Lot Subdivision D dated 2/27/2014 and recorded 3/3/2014 as CRFN2014000073664.

B-1

EXHIBIT C

Arbitration

The provisions of Section 12 supersede any law applicable to the Subject Premises governing the effect of fire or other casualty in contracts for real property. Any disputes under Section 12 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both Seller and Buyer in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided, that if Seller and Buyer fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect or engineer who is impartial and has no existing or historical personal professional relationship with Seller, Buyer or their respective affiliates, having at least ten (10) years of experience in the construction of multi-family apartment buildings in Brooklyn, New York. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Buyer.

C-1

EXHIBIT D

Service Agreements

1.	Full Service Maintenance Contract dated July 13, 2017 between Major Elevator Corp. and Adam America Real Estate;

2.	Building Link agreement dated June 01, 2017 between 470 4th Avenue Investors LLC and BuildingLink.com LLC;

3.	Addendum to Saas Subscription Agreement between Yardi System, Inc. and Adam America LLC dated May 16, 2017;

4.	Service Agreement dated July 10, 2017 between 470 4th Avenue Investors LLC and Spectrum;

5.	Service Agreement dated July 27, 2017 between 470 4th Avenue Investors LLC and Spectrum for virtual doorman services;

6.	Service agreement for Integrated Pest Management signed on July 27, 2017;

7.	Gas allocation metering proposal submitted on July 21, 2016;

8.	Virtual doorman proposal accepted on March 22, 2017;

9.	Standard commercial fire alarm monitoring contract signed on September 8, 2016;

10.	Service agreement for inspection and testing services signed on May 9, 2017.

D-1

EXHIBIT E

Assignment and Assumption of Leases

Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and executed as of _________ _____, 2018 between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Assignor”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022, (hereinafter referred to as the “Assignee”).

WITNESSETH:

WHEREAS, Assignor has on this date conveyed the real property more particularly described on Exhibit A attached hereto and incorporated herein by this reference and the improvements located thereon in the City of New York, County of Kings, State of New York (hereinafter collectively referred to as the “Property”) to Assignee pursuant to that certain Purchase and Sale Agreement dated as of February, 2018, by and between Assignor and Assignee (the “Purchase Agreement”); and

WHEREAS, in connection therewith, Assignor desires to assign to Assignee all Leases (defined below) in connection with the Property.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Assignor and Assignee acknowledge, understand and agree as follows:

1. Assignor does hereby transfer, assign and set over unto Assignee, its successors and assigns, all of Assignor’s right, title and interest, as landlord, under all leases listed on Exhibit B attached hereto (the “Leases”) and incorporated herein by this reference, together with all security deposits and guarantees thereof, if any.

2. Assignee hereby accepts the assignment made herein and assumes and covenants and agrees to perform and fulfill and be liable for all obligations of the landlord under the Leases set forth in Exhibit B attached hereto which arise and relate to periods from and after the date hereof. In no event shall Assignee by responsible for any duty or obligation under any Leases which arise or relate to periods prior to the date hereof.

3. This Assignment shall be binding on the parties hereto and their respective successors and assigns and shall be construed in accordance with and governed by the laws of the State of New York.

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4. This Assignment may be executed by facsimile, PDF or other electronic signatures in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases as of the date first written above.

[SIGNATURE PAGES FOLLOW]

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ASSIGNOR:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

ASSIGNEE:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

E-3

Exhibit A to Assignment and Assumption of Leases

Legal Description of Real Property

Lot 43

All that certain plot, piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly side of 4th Avenue and the southeasterly side of 11th Street;

RUNNING THENCE northwesterly along the southeasterly side of 11th Street, 105 feet 9 inches to a point; THENCE TURNING and running easterly, on a line parallel with 4th Avenue, 120 feet 0 inches to a point;

THENCE TURNING and running southeasterly, on a line parallel with 10th Street, 105 feet 9 inches to the northwesterly side of 4th Avenue;

THENCE TURNING and running southwesterly along the northwesterly side of 4th Avenue, 120 feet 0 inches to the point and place of BEGINNING.

E-4

Exhibit B to Assignment and Assumption of Leases

Leases to be Assigned

E-5

EXHIBIT G

PCO Escrow Agreement

HOLDBACK ESCROW AGREEMENT
(PCO)

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”), dated as of the ___day of _____________, 2018 (the “Effective Date”), is made by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Seller”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (hereinafter referred to as the “Buyer”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, a [____] corporation, having an address at [________] (“Escrow Agent”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated as of February ___, 2018 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, upon and subject to the terms of the Purchase Agreement, the Property (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section 7.02(b) of the Purchase Agreement, if Seller does not receive a PCO (as defined in the Purchase Agreement) prior to the Closing, Buyer shall deduct from the Closing Payment (as defined in the Purchase Agreement) an amount equal to $250,000 (the “PCO Escrow Holdback”), and deposit such amount in escrow pursuant to the terms of this Agreement for the purpose of satisfying the post-closing obligations of Seller under Sections 7.02 and 7.03 of the Purchase Agreement.

WHEREAS, Seller did not obtain a permanent certificate of occupancy for the Building prior to Closing and Buyer has deducted from the Closing Payment an amount equal to $250,000, which sum shall represent the PCO Escrow Holdback.

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer, Seller and Escrow Agent agree as follows:

1.          Recitals Incorporated; Defined Terms. The recitals set forth hereinabove in this Agreement are hereby incorporated into this Agreement as if fully set forth herein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

2.          Deposit of Escrow Amount. Buyer has deposited the PCO Escrow Holdback with Escrow Agent on the Effective Date because Seller has not received a permanent certificate of occupancy for the Building prior to the Closing.

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3.          Appointment of Escrow Agent; Acceptance of Appointment. Seller and Buyer hereby appoint Escrow Agent to act as escrowee under this Agreement, and Escrow Agent, by its execution of this Agreement, hereby accepts such appointment and agrees to act in such capacity by holding, administering and disbursing the PCO Escrow Holdback in accordance with the terms and conditions of this Agreement. Escrow Agent hereby confirms that it shall not be entitled to any compensation for Escrow Agent’s services as escrowee.

4.          Release of Balance of Escrow Amount. Escrow Agent shall: (i) disburse the PCO Escrow Holdback to the recipient set forth in joint written directions delivered and signed by Seller and Buyer (the “Joint Written Directions”) following the receipt by Escrow Agent of such Joint Written Directions; or (ii) disburse the PCO Escrow Holdback to Seller upon the delivery, prior to the PCO Deadline Date (as defined below), by Seller of a PCO for the Building to Buyer and delivery, prior to the PCO Deadline Date, by Seller to Escrow Agent and Buyer of a written statement confirming that such PCO has been obtained and delivered. Escrow Agent shall promptly so disburse the PCO Escrow Holdback to the party entitled thereto. In the event that (i) or (ii) have not occurred prior to the date that occurs fifteen (15) months after the date hereof (the “PCO Deadline Date”), then Buyer shall be entitled to receive and retain the PCO Escrow Holdback for its own account and, to such end, Buyer may give written notice (a “Demand Notice”) to Escrow Agent and Seller, which Demand Notice shall include a request of Escrow Agent to deliver the PCO Escrow Holdback to Buyer. Seller shall then have five (5) business days to object in writing to the release of the PCO Escrow Holdback as provided for in the Demand Notice. If Seller provides such an objection, then Escrow Agent shall retain the PCO Escrow Holdback until it receives Joint Written Directions as to the disposition and disbursement of the PCO Escrow Holdback, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the PCO Escrow Holdback to a particular party, in which event the PCO Escrow Holdback shall be delivered in accordance with such notice, instruction, order, decree or judgment. Notwithstanding the foregoing, if Buyer or any of Buyer’s affiliates, employees, agents or other representatives shall fail, in any material respect, to cooperate with Seller as is reasonably necessary in order to obtain the PCO and Seller gives Buyer notice of the occurrence thereof with reasonable specificity, and such failure continues for thirty (30) days after Buyer’s receipt of such notice, then the Seller shall be entitled to receive and retain the PCO Escrow Holdback for its own account and, to such end, Seller may deliver a Demand Notice to Escrow Agent and Buyer, which Demand Notice shall include a request of Escrow Agent to deliver the PCO Escrow Holdback to Seller. Buyer shall then have five (5) business days to object in writing to the release of the PCO Escrow Holdback as provided for in the Demand Notice. If Buyer provides such an objection, then Escrow Agent shall retain the PCO Escrow Holdback until it receives Joint Written Directions as to the disposition and disbursement of the PCO Escrow Holdback, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the PCO Escrow Holdback to a particular party, in which event the PCO Escrow Holdback shall be delivered in accordance with such notice, instruction, order, decree or judgment.

5.          Status, Rights and Duties of Escrow Agent; Indemnification.

a.	The parties hereto hereby confirm and agree that the status, rights and duties of Escrow Agent hereunder shall be governed by the following provisions:

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i.	It is agreed that the duties of Escrow Agent hereunder are only such as are herein specifically provided, being purely ministerial in nature, and that Escrow Agent shall incur no liability hereunder whatsoever except for its willful misconduct or gross negligence, and Escrow Agent shall not incur any liability hereunder with respect to any action taken or omitted by Escrow Agent (A) in good faith upon the advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, (B) in reliance on any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument, and to conform to the provisions of this Agreement, or (C) pursuant to any judgment, decree, or order of a court adjudicating any dispute arising under this Agreement or with respect to the PCO Escrow Holdback, Escrow Agent being hereby authorized and directed to act in accordance with such judgment, decree or order regardless of whether an appeal has been or may be taken therefrom by Seller or Buyer.

ii.	Escrow Agent shall be under no responsibility with respect to the PCO Escrow Holdback other than faithfully to deposit and hold the same as herein provided and thereafter to disburse or release the same in accordance with the provisions of this Agreement and any subsequent instructions given in accordance with the provisions of this Agreement.

iii.	Escrow Agent assumes no liability under this Agreement except that of a stakeholder. If there is hereafter any dispute between Seller and Buyer as to whether Escrow Agent is obligated to disburse the PCO Escrow Holdback or as to whom any portion thereof is to be paid, Escrow Agent will not be obligated to make any such payment but in such event Escrow Agent may hold such sum and documents until receipt by Escrow Agent of an authorization in writing signed by Seller and Buyer directing the disposition of such sum or documents, or, in the absence of such authorization, Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent is not required to bring an appropriate action or proceeding for leave to deposit the sum or documents in court, pending such determination, but in the event of any such dispute between Seller and Buyer under this Agreement, Escrow Agent is hereby authorized to pay all sums then held hereunder into court in an appropriate interpleader proceeding.

iv.	Following the disbursement of the PCO Escrow Holdback as provided in this Agreement, Escrow Agent shall have no further duties or liabilities hereunder.

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b.	Seller and Buyer hereby jointly and severally indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions, demands, losses, damages, expenses (including, without limitation, court costs and reasonable attorneys’ fees) and liabilities that may be imposed in connection with the performance of Escrow Agent’s duties hereunder, including, without limitation, any litigation arising with respect to this Agreement or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses and liabilities resulting from or arising out of any willful misconduct or gross negligence by Escrow Agent hereunder. The provisions of this subsection 5(b) shall survive the termination of this Agreement.

c.	Escrow Agent may resign at any time upon ten (10) days’ prior written notice to Seller and Buyer, and may be removed by the mutual consent of Seller and Buyer upon five (5) days’ prior written notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, Seller and Buyer shall jointly appoint a successor escrow agent to hold the Escrow Funds, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, whereupon such successor escrow agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. Prior to the appointment of such successor escrow agent and such successor escrow agent’s acceptance of such appointment, the escrow agent who is resigning or being removed shall continue to serve in such capacity and, upon such appointment and acceptance, the predecessor escrow agent shall cooperate and take all necessary actions to transfer the PCO Escrow Holdback to the successor escrow agent.

d.	Escrow Agent shall not be liable or responsible for any failure, refusal or inability of the depository bank to pay the PCO Escrow Holdback at Escrow Agent’s direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish the applicable money market account.

6.          Notices. Each notice, instruction or certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery or nationally recognized overnight courier to the parties hereto at the address shown below or at such other address as any of them may designate by notice to each of the others:

If to Seller:

470 4th Avenue Investors LLC
c/o Adam America Real Estate
850 Third Avenue, Suite 13D
New York, New York 10022
Attn: Omri Sachs
Email: omri@adamamericare.com

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With a copy to:

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attn: Jay H. Levinton, Esq.
Email: jlevinton@westermanllp.com

If to Buyer:

470 4TH AVENUE FEE OWNER, LLC
c/o Trinity Place Holdings Inc.
717 5th Avenue, Suite 1303
New York, New York 10022
Attn: Steven Kahn
Email: steven.kahn@tphs.com

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James P. Godman, Esq.
Email: jgodman@kramerlevin.com

If to Escrow Agent:

Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attn: John Tonelli
Email: JTonelli@fnf.com

All notices shall be deemed given upon the date of delivery if delivery is made before 5:00 PM (New York time) and, if delivered late, on the next business day after delivery of such notice or the date of refusal to accept delivery of such notice.

7.          Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors in interests and assigns. This Agreement constitute the entire agreement between the parties concerning the subject matter hereof and the parties expressly agree that this Agreement supersedes all prior agreements concerning the subject matter hereof, including without limitation, the Purchase Agreement. This Agreement may be executed by the parties hereto in more than one counterpart, each of which, when executed and delivered, shall be deemed to be an original and all of which shall constitute together but one and the same document. This Agreement may be amended or modified only in a writing executed by the parties hereto. This Agreement may be executed in any number of counterparts and by facsimile or portable document format (PDF), each of which shall be deemed an original and all of which constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

SELLER:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE]

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BUYER:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

G-7

The undersigned has executed this Agreement solely to confirm its acceptance of the duties of the Escrow Agent and receipt of the PCO Escrow Holdback.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

[END OF SIGNATURES]

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EXHIBIT H

Bill of Sale

BILL OF SALE

470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Seller”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (“Buyer”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Buyer all building systems, fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other tangible and intangible personal property, in each case, to the extent owned by Seller and, in the case of tangible personal property, located at 470 4th Avenue, Brooklyn, New York, and used in connection with the operation thereof (collectively, the “Personal Property”). Reference is made to that certain Purchase and Sale Agreement, by and between Seller and Buyer, dated as of February, 2018 (the “Agreement”).

TO HAVE AND TO HOLD unto Buyer and Buyer’s successors and assigns forever.

This Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever, except for the express representations, warranties, covenants and obligations of Seller set forth in the Agreement, subject to the limitation on survival of such representations and warranties as set forth in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

H-1

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of ________________ ___, 2018.

SELLER:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

H-2

BUYER:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

H-3

EXHIBIT I

Eligibility Certificate Escrow Agreement

HOLDBACK ESCROW AGREEMENT
(Eligibility Certificate)

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”), dated as of the ___day of ______________, 2018 (the “Effective Date”), is made by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Seller”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (hereinafter referred to as the “Buyer”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, a [____] corporation, having an address at [______] (“Escrow Agent”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement, dated as of February ___, 2018 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, upon and subject to the terms of the Purchase Agreement, the Property (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section [7.04] of the Purchase Agreement, if Seller does not receive the Eligibility Certificate (as defined in the Purchase Agreement) prior to the Closing, Buyer shall deduct from the Closing Payment (as defined in the Purchase Agreement) an amount equal to $375,000 (the “Eligibility Certificate Escrow Holdback”), and deposit such amount in escrow pursuant to the terms of this Agreement for the purpose of satisfying the post-closing obligations of Seller under Section [7.04] of the Purchase Agreement.

WHEREAS, Seller did not obtain an Eligibility Certificate for the Building prior to Closing and Buyer has deducted from the Closing Payment an amount equal to $375,000, which sum shall represent the Eligibility Certificate Escrow Holdback.

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer, Seller and Escrow Agent agree as follows:

1.          Recitals Incorporated; Defined Terms. The recitals set forth hereinabove in this Agreement are hereby incorporated into this Agreement as if fully set forth herein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

2.          Deposit of Escrow Amount. Buyer has deposited the Eligibility Certificate Escrow Holdback with Escrow Agent on the Effective Date because Seller has not received the Eligibility Certificate for the Building prior to the Closing.

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3.          Appointment of Escrow Agent; Acceptance of Appointment. Seller and Buyer hereby appoint Escrow Agent to act as escrowee under this Agreement, and Escrow Agent, by its execution of this Agreement, hereby accepts such appointment and agrees to act in such capacity by holding, administering and disbursing the Eligibility Certificate Escrow Holdback in accordance with the terms and conditions of this Agreement. Escrow Agent hereby confirms that it shall not be entitled to any compensation for Escrow Agent’s services as escrowee.

4.          Release of Balance of Escrow Amount. Escrow Agent shall: (i) disburse the Eligibility Certificate Escrow Holdback to the recipient set forth in joint written directions delivered and signed by Seller and Buyer (the “Joint Written Directions”) following the receipt by Escrow Agent of such Joint Written Directions; or (ii) disburse the Eligibility Certificate Escrow Holdback to Seller upon the delivery, prior to the Eligibility Certificate Deadline Date (as defined below), by Seller of the Eligibility Certificate for the Building to Buyer and delivery, prior to the Eligibility Certificate Deadline Date, by Seller to Escrow Agent and Buyer of a written statement confirming that such Eligibility Certificate has been obtained and delivered. Escrow Agent shall promptly so disburse the Eligibility Certificate Escrow Holdback to the party entitled thereto. In the event that (i) or (ii) above have not occurred prior to the date that occurs fifteen (15) months after the date hereof (the “Eligibility Certificate Deadline Date”), then Buyer shall be entitled to receive and retain the Eligibility Certificate Escrow Holdback for its own account and, to such end, Buyer may give written notice (a “Demand Notice”) to Escrow Agent and Seller, which Demand Notice shall include a request of Escrow Agent to deliver the Eligibility Certificate Escrow Holdback to Buyer. Seller shall then have five (5) business days to object in writing to the release of the Eligibility Certificate Escrow Holdback as provided for in the Demand Notice. If Seller provides such an objection, then Escrow Agent shall retain the Eligibility Certificate Escrow Holdback until it receives Joint Written Directions as to the disposition and disbursement of the Eligibility Certificate Escrow Holdback, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Eligibility Certificate Escrow Holdback to a particular party, in which event the Eligibility Certificate Escrow Holdback shall be delivered in accordance with such notice, instruction, order, decree or judgment. Notwithstanding the foregoing, if Buyer or any of Buyer’s affiliates, employees, agents or other representatives shall fail, in any material respect, to cooperate with Seller as is reasonably necessary in order to obtain the Eligibility Certificate and Seller gives Buyer notice of the occurrence thereof with reasonable specificity, and such failure continues for thirty (30) days after Buyer’s receipt of such notice, then the Seller shall be entitled to receive and retain the Eligibility Certificate Escrow Holdback for its own account and, to such end, Seller may deliver a Demand Notice to Escrow Agent and Buyer, which Demand Notice shall include a request of Escrow Agent to deliver the Eligibility Certificate Escrow Holdback to Seller. Buyer shall then have five (5) business days to object in writing to the release of the Eligibility Certificate Escrow Holdback as provided for in the Demand Notice. If Buyer provides such an objection, then Escrow Agent shall retain the Eligibility Certificate Escrow Holdback until it receives Joint Written Directions as to the disposition and disbursement of the Eligibility Certificate Escrow Holdback, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Eligibility Certificate Escrow Holdback to a particular party, in which event the Eligibility Certificate Escrow Holdback shall be delivered in accordance with such notice, instruction, order, decree or judgment.

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5.          Status, Rights and Duties of Escrow Agent; Indemnification.

a.	The parties hereto hereby confirm and agree that the status, rights and duties of Escrow Agent hereunder shall be governed by the following provisions:

i.	It is agreed that the duties of Escrow Agent hereunder are only such as are herein specifically provided, being purely ministerial in nature, and that Escrow Agent shall incur no liability hereunder whatsoever except for its willful misconduct or gross negligence, and Escrow Agent shall not incur any liability hereunder with respect to any action taken or omitted by Escrow Agent (A) in good faith upon the advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, (B) in reliance on any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument, and to conform to the provisions of this Agreement, or (C) pursuant to any judgment, decree, or order of a court adjudicating any dispute arising under this Agreement or with respect to the Eligibility Certificate Escrow Holdback, Escrow Agent being hereby authorized and directed to act in accordance with such judgment, decree or order regardless of whether an appeal has been or may be taken therefrom by Seller or Buyer.

ii.	Escrow Agent shall be under no responsibility with respect to the Eligibility Certificate Escrow Holdback other than faithfully to deposit and hold the same as herein provided and thereafter to disburse or release the same in accordance with the provisions of this Agreement and any subsequent instructions given in accordance with the provisions of this Agreement.

iii.	Escrow Agent assumes no liability under this Agreement except that of a stakeholder. If there is hereafter any dispute between Seller and Buyer as to whether Escrow Agent is obligated to disburse the Eligibility Certificate Escrow Holdback or as to whom any portion thereof is to be paid, Escrow Agent will not be obligated to make any such payment but in such event Escrow Agent may hold such sum and documents until receipt by Escrow Agent of an authorization in writing signed by Seller and Buyer directing the disposition of such sum or documents, or, in the absence of such authorization, Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent is not required to bring an appropriate action or proceeding for leave to deposit the sum or documents in court, pending such determination, but in the event of any such dispute between Seller and Buyer under this Agreement, Escrow Agent is hereby authorized to pay all sums then held hereunder into court in an appropriate interpleader proceeding.
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iv.	Following the disbursement of the Eligibility Certificate Escrow Holdback as provided in this Agreement, Escrow Agent shall have no further duties or liabilities hereunder.

b.	Seller and Buyer hereby jointly and severally indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions, demands, losses, damages, expenses (including, without limitation, court costs and reasonable attorneys’ fees) and liabilities that may be imposed in connection with the performance of Escrow Agent’s duties hereunder, including, without limitation, any litigation arising with respect to this Agreement or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses and liabilities resulting from or arising out of any willful misconduct or gross negligence by Escrow Agent hereunder. The provisions of this subsection 5(b) shall survive the termination of this Agreement.

c.	Escrow Agent may resign at any time upon ten (10) days’ prior written notice to Seller and Buyer, and may be removed by the mutual consent of Seller and Buyer upon five (5) days’ prior written notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, Seller and Buyer shall jointly appoint a successor escrow agent to hold the Escrow Funds, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, whereupon such successor escrow agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. Prior to the appointment of such successor escrow agent and such successor escrow agent’s acceptance of such appointment, the escrow agent who is resigning or being removed shall continue to serve in such capacity and, upon such appointment and acceptance, the predecessor escrow agent shall cooperate and take all necessary actions to transfer the Eligibility Certificate Escrow Holdback to the successor escrow agent.

d.	Escrow Agent shall not be liable or responsible for any failure, refusal or inability of the depository bank to pay the Eligibility Certificate Escrow Holdback at Escrow Agent’s direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish the applicable money market account.

6.          Notices. Each notice, instruction or certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery or nationally recognized overnight courier to the parties hereto at the address shown below or at such other address as any of them may designate by notice to each of the others:

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If to Seller:

470 4th Avenue Investors LLC

c/o Adam America Real Estate

850 Third Avenue, Suite 13D

New York, New York 10022

Attn: Omri Sachs

Email: omri@adamamericare.com

With a copy to:

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP

1201 RXR Plaza

Uniondale, New York 11556

Attn: Jay H. Levinton, Esq.

Email: jlevinton@westermanllp.com

If to Buyer:

470 4TH AVENUE FEE OWNER, LLC

c/o Trinity Place Holdings Inc.

717 5th Avenue, Suite 1303

New York, New York 10022

Attn: Steven Kahn

Email: steven.kahn@tphs.com

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attn: James P. Godman, Esq.

Email: jgodman@kramerlevin.com

If to Escrow Agent:

Fidelity National Title Insurance Company

485 Lexington Avenue, 18th Floor

New York, New York 10017

Attn: John Tonelli

Email: JTonelli@fnf.com

All notices shall be deemed given upon the date of delivery if delivery is made before 5:00 PM (New York time) and, if delivered late, on the next business day after delivery of such notice or the date of refusal to accept delivery of such notice.

7.          Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors in interests and assigns. This Agreement constitute the entire agreement between the parties concerning the subject matter hereof and the parties expressly agree that this Agreement supersedes all prior agreements concerning the subject matter hereof, including without limitation, the Purchase Agreement. This Agreement may be executed by the parties hereto in more than one counterpart, each of which, when executed and delivered, shall be deemed to be an original and all of which shall constitute together but one and the same document. This Agreement may be amended or modified only in a writing executed by the parties hereto. This Agreement may be executed in any number of counterparts and by facsimile or portable document format (PDF), each of which shall be deemed an original and all of which constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

SELLER:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE]

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BUYER:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

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The undersigned has executed this Agreement solely to confirm its acceptance of the duties of the Escrow Agent and receipt of the Eligibility Certificate Escrow Holdback.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

[END OF SIGNATURES]

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EXHIBIT J

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

The undersigned _______________ (“Tenant”) is the Tenant and 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Landlord”) is the Landlord under that certain lease dated ________________ (the “Lease”) with respect to Tenant’s occupancy of approximately _______ square feet of the property situated at and known as 470 4th Avenue, Brooklyn, New York (the “Premises”). In contemplation of Landlord conveying the Premises to 470 4TH AVENUE FEE OWNER, LLC (“Buyer”), Tenant does hereby certify and warrant to Buyer and its lenders, if any, and their respective successors and assigns that:

1.          The Lease is in full force and effect, has not been modified or amended, and is binding and enforceable as against Tenant in accordance with its terms. A true, correct and complete copy of the Lease is attached hereto as Exhibit A.

2.          The commencement date of the Lease is _________. Tenant has taken possession of the space demised under the Lease. All alterations, improvements and work to be performed by Landlord, if any, have been completed in a manner fully satisfactory to Tenant. The termination date of the Lease is ______________.

3.          The monthly rent under the Lease is $___________. The base rent, additional rent and all other charges under the Lease have been paid by Tenant through the period ending __________________. No prepayment of rent under the Lease more than one month in advance has been made to date or will be without Buyer’s written consent.

4.          Neither Tenant nor Landlord are in breach of default under the Lease, and Tenant knows of no event which, with the passage of time or the giving of notice or both, would constitute a breach or default under the Lease by Tenant or Landlord.

5.          Neither Tenant nor Landlord has commenced any action or received any notice for the purpose of terminating the Lease.

6.          There are no offsets, defenses, abatements, claims, counterclaims or deductions with respect to the payment of base rent, additional rent or any other sums payable under the Lease.

7.          This Agreement shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of and be enforceable by Buyer and its lenders and their respective successors, assigns and designees.

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IN WITNESS WHEREOF, Tenant has duly executed, acknowledged and delivered this Certificate as of the date set forth below.

TENANT

By:
Dated:

STATE OF NEW YORK	}
	}	ss.:
COUNTY OF	}

On the ______ day of _____________, 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me the he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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Exhibit A

Lease

J-3

EXHIBIT K

8-K AUDIT REQUIREMENTS

For the period of time commencing on the Effective Date and continuing through the last day of the third month following Closing, Seller shall, from time to time, upon reasonable advance notice from Buyer, use commercially reasonable efforts to provide Buyer and its representatives, agents and employees with access to information which is relevant and reasonably necessary, for the Buyer’s outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for all out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above. Seller shall provide the following information, to the extent the same is available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar months from January 2017 through the calendar month in which Closing occurs, to the extent applicable;
2.	Statement of operations for the 2017 calendar year;
3.	Most currently available real estate tax bills;
4.	Schedule of operating expenses for the calendar months from January 2017 through the calendar month in which Closing occurs;
5.	Access to Seller’s invoices with respect to expenditures made during the final fiscal year; and
6.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least thirty (30) days prior written notice and not more than once during the three (3) month period, upon Buyer’s request, Seller shall on a one (l)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation relating solely to the Subject Premises, that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer. This obligation shall survive the Closing for a period of three (3) months following the Closing and shall not be merged with any instrument of conveyance delivered at the Closing.

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EXHIBIT M

Form of TCO

A temporary certificate of occupancy for the Subject Premises permitting uses that include (i) residential use listed in Use Group 2 as set forth in the Zoning Resolution on the cellar through twelfth floor, (ii) commercial uses listed in Section 132-22(a) of the Zoning Resolution on the ground floor, and (iii) a use listed in Use Group 3 or Use Group 4 as set forth in the Zoning Resolution. Such temporary certificate of occupancy shall include those conditions set forth on the temporary certificate of occupancy for the Subject Premises in effect on the date hereof and any other conditions required by the New York City Department of Buildings not inconsistent with the foregoing.

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EXHIBIT N

Form of Deed

BARGAIN AND SALE DEED WITHOUT

COVENANT AGAINST GRANTOR’S ACTS

THIS INDENTURE, dated as of ________, 2018, by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Grantor”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (“Grantee”).

WITNESSETH, that Grantor in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which is hereby acknowledged by Grantor, does hereby grant and release and assign forever unto Grantee, and the heirs or successors and assigns of Grantee, all those certain plots, pieces or parcels of land commonly known as 470 4th Avenue, Brooklyn, New York and located in the County of Kings and State of New York, as more particularly bounded and described in Schedule A attached hereto and made a part hereof (collectively, the “Land”);

BEING and intended to the same premises as described in a deed conveyed to the Grantor dated __________ and recorded ________________ in the Office of the City Register of the City of New York, Kings County, CRFN ____________________;

TOGETHER with the building(s) now located or hereafter erected on the Land (the “Building”) and any and all other fixtures and improvements now located or hereafter erected on the Land (the Building and such other fixtures and improvements being hereinafter collectively referred to as the “Improvements”);

TOGETHER with all right, title and interest, if any, of Grantor in and to the land lying in the bed of any street, highway, road or avenue, opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof, any rights of way, appendages, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Land and used in conjunction therewith, and any award or payment made or to be made in lieu of any of the foregoing or any portion thereof and any unpaid award for damage to the Land or any of the Improvements by reason of change of grade or closing of any street, road or avenue (the foregoing rights, together with the Land and the Improvements being hereinafter referred to, collectively, as the “Premises”);

TO HAVE AND TO HOLD the Premises herein granted, or mentioned and intended so to be, unto Grantee, and the heirs, successors and assigns of Grantee, forever.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvements and will apply the same first to the payment of the cost of improvements before using any part of the total of the same or any other purpose.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

GRANTOR:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

ACKNOWLEDGMENTS

State of New York	)
County of	)

On the ___ day of _______ in the year 2018 before me, the undersigned, personally appeared _____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to me the within instrument and acknowledged to me that he/she/they executed the same in her/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

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EXHIBIT A TO DEED

Legal Description

Lot 43

All that certain plot, piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, State of New York bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly side of 4th Avenue and the southeasterly side of 11th Street;

RUNNING THENCE northwesterly along the southeasterly side of 11th Street, 105 feet 9 inches to a point; THENCE TURNING and running easterly, on a line parallel with 4th Avenue, 120 feet 0 inches to a point;

THENCE TURNING and running southeasterly, on a line parallel with 10th Street, 105 feet 9 inches to the northwesterly side of 4th Avenue;

THENCE TURNING and running southwesterly along the northwesterly side of 4th Avenue, 120 feet 0 inches to the point and place of BEGINNING.

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BARGAIN AND SALE DEED

WITHOUT COVENANT AGAINST GRANTOR’S ACTS

470 4th AVENUE INVESTORS LLC

TO

470 4TH AVENUE FEE OWNER, LLC

Block:	1015
Lot:	43
County:	Kings
Address:	470 4th Avenue
Brooklyn, New York

RECORD AND RETURN TO:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James P. Godman, Esq.

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EXHIBIT O

Form of Notice to Tenants

TRANSFER NOTICE

To: All Tenants of 470 4th Avenue, Brooklyn, New York:

Please be advised that above-referenced property has, on the date hereof, been sold by the undersigned Seller to 470 4th Avenue Fee Owner, LLC.

All future rental payments, including payments for any and all statements on hand, should be made as follows:

If you have any questions, notify the ___________________ at the above address.

Dated: ____________

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

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EXHIBIT P

Form of Assignment of Warranties

ASSIGNMENT OF WARRANTIES

ASSIGNMENT OF WARRANTIES (this “Assignment”) made as of the ___ day of ____________, 2018 by and between 470 4th AVENUE INVESTORS LLC, a New York limited liability company, having an address at c/o Adam America Real Estate, 850 Third Avenue, Suite 13-D, New York, New York 10022 (hereinafter referred to as the “Assignor”), and 470 4TH AVENUE FEE OWNER, LLC, a Delaware limited liability company, having an address at c/o Trinity Place Holdings Inc., 717 5th Avenue, Suite 1303, New York, New York 10022 (hereinafter referred to as the “Assignee”).

WHEREAS, Assignor has simultaneously herewith conveyed to Assignee all of Assignor’s right, title and interest in and to the premises commonly known as and located at 470 4th Avenue, Brooklyn, New York (the “Premises”), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to any warranties and/or guaranties relating to the Premises, including all of Assignor’s rights, title and interest, if any, to all contractors’, suppliers’, materialmen’s and builders’ guarantees and warranties of workmanship and/or materials, and all other warranties and guaranties, if any, in force and effect with respect to the Premises as of the date hereof (collectively, “Warranties”).

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Warranties. The execution of this Assignment shall not be deemed to constitute a representation or warranty by Assignor that Assignor has the right to transfer any right, title or interest in any of the Warranties or that Assignee shall be entitled to receive the benefit of any of such Warranties;

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

2.          This Assignment shall be binding on Assignor and its successors, assigns and legal representatives and shall inure to the benefit of the Assignee and its successors, assigns and legal representatives.

3.          Assignee hereby accepts the assignment of the Warranties.

4.          This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

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ASSIGNOR:

470 4th AVENUE INVESTORS LLC

By:
Name:
Title:

ASSIGNEE:

470 4TH AVENUE FEE OWNER, LLC

By:
Name: Steven Kahn
Title: Chief Financial Officer

P-2

EXHIBIT Q

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform 470 4TH AVENUE FEE OWNER, LLC (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by [_________________], a [____] limited liability company, (“Transferor”), the undersigned hereby certifies the following:

1.          Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Transferor’s U.S. employer identification numbers are as follows:

3.          Transferor’s office addresses are as follows:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and behalf it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[_______________]

By:
Name:
Title:

Sworn to and subscribed

before me this ____ day

of ________, 2018

Notary Public

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EXHIBIT R

Form of Title Affidavit

TITLE AFFIDAVIT

State of New York	)	DATE: as of _____________, 2018
	ss:	TITLE #
County of	)

1.	I am the ______________ of 470 4th Avenue Investors LLC (the “Company”), the owner of the premises commonly known as 470 4th Avenue, Brooklyn, New York (the “Premises”), being the same premises acquired by deed dated as of _______________and recorded _______________ as CRFN _________________ in the Office of the Register of Kings County, which Premises are more particularly described in the Certificate of Title under the above referenced number (the “Certificate”) issued by Fidelity National Title Insurance Company (the “Title Company”). We are duly authorized to make this affidavit, having full authority to bind the Company.

2.	Full and complete copies of the Articles of Organization and the Operating Agreement of the Company, together with any and all amendments thereto, have been provided to the Title Company. There have been no changes in the membership of the Company since its organization, nor any changes in the Operating Agreement, except as disclosed to the Title Company. The person executing the closing instruments has the authority to bind the Company.

3.	To my actual knowledge, and except as set forth in the Certificate, there are no Judgments, Federal Tax Liens, Parking Violation Judgments Environmental Control Board Liens, Environmental Control Fire Liens, Transit Adjudication Liens, or any other liens against the Company in any jurisdiction nor are there any liens, executions, notices of attachments for the benefit of creditors or proceedings in bankruptcy court against the Company.

4.	To my actual knowledge, and except as set forth in the Certificate, no work has been done upon the above Premises by The City of New York nor has any demand been made by The City of New York for any such work that may result in charges by the New York City Department of Rent and Housing Maintenance Emergency Services or charges by the New York City Department for Environmental Protection for water tap closings or any related work.

5.	To my actual knowledge, and except as set forth in the Certificate, no inspection fees, permit fees, elevator(s), sign, boiler or other charges have been levied, charged or incurred that may become liens pursuant to Section 26-128 (formerly Section 643a-14.0) of the Administrative Code of the City of New York, as amended by Local Laws 10 of 1981 and 25 of 1984, and Section 27-4029.1 of the Administrative Code of the City of New York as amended by LL 43, 1988 or any other section of Law.

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6.	To my actual knowledge, and except as set forth in the Certificate, there has been no work performed by any agency of The City of New York to cure problems under the New York City Hazardous Substances Emergency Response Law that may become a lien against the Premises pursuant to the aforementioned statute.

7.	That there are no tenants or persons in possession (collectively, the “Tenants”) of the Land except for those as set forth on Exhibit A hereto. There are no options or rights of first refusal to purchase in favor of any of the Tenants.

8.	That this affidavit is executed to induce Title Company to issue a policy of title insurance covering said premises free and clear of the aforesaid, knowing that they will rely on the statements herein made. Affiant hereby indemnifies and agrees to save harmless Title Company against any damages or expense, including reasonable attorneys’ fees, sustained as a result of any of the foregoing matters not being true and accurate.

[_________________]

By:
Name:
Title:

Sworn to before me

this ____day of ______, 2018

Notary Public

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EXHIBIT C

Arbitration

The provisions of Section 3 supersede any law applicable to the Option Subject Premises governing the effect of fire or other casualty in contracts for real property. Any disputes under Section 3 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both Owner and Optionee in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided, that if Owner and Optionee fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect or engineer who is impartial and has no existing or historical personal professional relationship with Owner, Optionee or their respective affiliates, having at least ten (10) years of experience in the construction of multi- family apartment buildings in Brooklyn, New York. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Owner and Optionee.

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EXHIBIT D

Permitted Encumbrances

1.	Terms, Covenants, Restrictions Easements and Agreement contained in a Zoning Lot Development and Easement Agreement made by and between Kenneth Juris and the Pauline Samuel’s Living Trust (Owner) and Fourth Eleventh Development LLC (Developer), dated as of 2/4/2014 and recorded 2/26/2014 as CRFN 2014000070415.

2.	Declaration of Zoning Lot Restrictions made by Kenneth Juris, the Pauline Samuel’s Living Trust and Fourth Eleventh Development LLC dated as of 2/4/2014 and recorded 2/26/2014 as CRFN 2014000070417.

3.	Zoning Lot Description and Ownership Statement made by 470 4th Avenue Investors LLC, dated 2/25/2014 and recorded 3/3/2014 as CRFN 2014000073663.

4.	Zoning Lot Certification made by Riverside Abstract, LLC, as agent for Fidelity National Title Insurance Company, dated 2/27/2014 and recorded 3/7/2014 as CRFN 2014000081121.

5.	Certificate Pursuant to Zoning Lot Subdivision D dated 2/27/2014 and recorded 3/3/2014 as CRFN2014000073664.

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EXHIBIT E

Service Agreements

1.	Full Service Maintenance Contract dated July 13, 2017 between Major Elevator Corp. and Adam America Real Estate;

2.	Building Link agreement dated June 01, 2017 between 470 4th Avenue Investors LLC and BuildingLink.com LLC;

3.	Addendum to Saas Subscription Agreement between Yardi System, Inc. and Adam America LLC dated May 16, 2017;

4.	Service Agreement dated July 10, 2017 between 470 4th Avenue Investors LLC and Spectrum;

5.	Service Agreement dated July 27, 2017 between 470 4th Avenue Investors LLC and Spectrum for virtual doorman services;

6.	Service agreement for Integrated Pest Management signed on July 27, 2017;

7.	Gas allocation metering proposal submitted on July 21, 2016;

8.	Virtual doorman proposal accepted on March 22, 2017;

9.	Standard commercial fire alarm monitoring contract signed on September 8, 2016;

10.	Service agreement for inspection and testing services signed on May 9, 2017.

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EXHIBIT I

Schedule B to Title Commitment

1.	Taxes, tax liens, tax sales, water rents, sewer rents and assessments. None currently due and payable.

2.	Survey made by NY Land Surveyor P.C. dated August 27, 2008 and last revised June 13, 2017 shows no variations.

3.	Zoning Lot Development and Easement Agreement between Kenneth Juris, an individual Eighty Five Percent (85%) and the Pauline Samuels Living Trust Fifteen Percent (15%) (Owner) and Fourth Eleventh Development, LLC (Developer) dated as of February 4, 2014 recorded February 26, 2014 as CRFN2014000070415.

4.	Declaration of Zoning Lot Restrictions by and between Kenneth Juris, an individual Eighty Five Percent (85%) and the Pauline Samuels Living Trust Fifteen Percent (15%) (Owner) and Fourth Eleventh Development, LLC (Developer) dated as of February 4, 2014 recorded February 26, 2014 as CRFN2014000070417.

5.	Notice(s) of Sidewalk Violations to be disposed of:
Filed: March 7, 1995	No: HWKS027

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EXHIBIT K

Leasing Incentives

1.	Free move in;

2.	Gift card with value of up to $1500.

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EXHIBIT L

Form of TCO

A temporary certificate of occupancy for the Subject Premises permitting uses that include (i) residential use listed in Use Group 2 as set forth in the Zoning Resolution on the cellar through twelfth floor, (ii) commercial uses listed in Section 132-22(a) of the Zoning Resolution on the ground floor, and (iii) a use listed in Use Group 3 or Use Group 4 as set forth in the Zoning Resolution. Such temporary certificate of occupancy shall include those conditions set forth on the temporary certificate of occupancy for the Subject Premises in effect on the date hereof and any other conditions required by the New York City Department of Buildings not inconsistent with the foregoing.

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